                                                                       EXHIBIT 2


                           ASSET PURCHASE AGREEMENT



                                 by and among

                        GORGES/QUIK-TO-FIX FOODS, INC.,
                                   as Buyer,

                                      and

                              TYSON FOODS, INC.,

                             TYSON HOLDING COMPANY

                                      and

                           GORGES FOODSERVICE, INC.,
                                  as Sellers




                             DATED OCTOBER 17,1996





                                 Volume 1 of 2
                    (Asset Purchase Agreement and Exhibits)

                           ASSET PURCHASE AGREEMENT

                         dated as of October 17, 1996

                                 by and among

                  Tyson Foods, Inc., a Delaware corporation,
                Gorges Foodservice, Inc., a Texas corporation,
                Tyson Holding Company, a Delaware corporation, and Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation

                           ASSET PURCHASE AGREEMENT
                           ------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1 - DEFINITIONS AND TERMS.......................................   -2-
     1.1   Certain Defined Terms........................................   -2-
           ---------------------
     1.2   Knowledge Convention.........................................  -12-
           --------------------

ARTICLE 2 - PURCHASE AND SALE OF ASSETS.................................  -13-
     2.1   Basic Transaction............................................  -13-
           -----------------
     2.2   Consideration for Purchased Assets...........................  -17-
           ----------------------------------
     2.3   Determination of Inventories.................................  -22-
           ----------------------------
     2.4   The Closing and Post Closing Adjustments.....................  -24-
           ----------------------------------------
     2.5   Like Kind Exchange...........................................  -25-
           ------------------

ARTICLE 3 - CONDITIONS TO CLOSING.......................................  -26-
     3.1   Conditions to Buyer's Obligations............................  -26-
           ---------------------------------
     3.2   Conditions to Sellers' Obligations...........................  -30-
           ----------------------------------

ARTICLE 4 - COVENANTS PRIOR TO CLOSING..................................  -32-
     4.1   Affirmative Covenants of Sellers.............................  -32-
           --------------------------------
     4.2   Negative Covenants of Seller.................................  -35-
           ----------------------------
     4.3   Covenants of Buyer...........................................  -36-
           ------------------

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SELLERS...................  -36-
     5.1   Corporate Organization and Power.............................  -36-
           --------------------------------
     5.2   Authorization................................................  -37-
           -------------
     5.3   No Violation.................................................  -37-
           ------------
     5.4   Financial Statements.........................................  -38-
           --------------------
     5.5   No Adverse Changes...........................................  -38-
           ------------------
     5.6   Absence of Certain Changes...................................  -39-
           --------------------------
     5.7   Condition of Purchased Assets................................  -40-
           -----------------------------
     5.8   Title to Assets..............................................  -41-
           ---------------
     5.9   Leases.......................................................  -42-
           ------
     5.10  Rolling Stock................................................  -43-
           -------------
     5.11  Intellectual Property........................................  -44-
           ---------------------
     5.12  Written Assumed Contracts....................................  -44-
           -------------------------
     5.13  Employees....................................................  -45-
           ---------
     5.14  Taxes........................................................  -48-
           -----
     5.15  Litigation...................................................  -49-
           ----------
     5.16  Compliance with Law; Licenses and Permits....................  -50-
           -----------------------------------------
     5.17  Environmental Matters........................................  -50-
           ---------------------
     5.18  Employee Benefits............................................  -51-
           -----------------
     5.19  Brokers and Finders..........................................  -53-
           -------------------

     5.20  Insurance....................................................  -53-
           ---------
     5.21  Transactions with Affiliates.................................  -54-
           ----------------------------
     5.22  Statements True and Correct..................................  -54-
           ---------------------------
     5.23  No Other Representations or Warranties.......................  -54-
           --------------------------------------

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF BUYER.....................  -55-
     6.1   Corporate Organization and Power.............................  -55-
           --------------------------------
     6.2   Authorization................................................  -55-
           -------------
     6.3   No Violation.................................................  -55-
           ------------
     6.4   Litigation...................................................  -56-
           ----------
     6.5   Brokers and Finders..........................................  -56-
           -------------------
     6.6   Statements True and Correct..................................  -56-
           ---------------------------

ARTICLE 7 - TERMINATION
     7.1   Termination..................................................  -57-
           -----------
     7.2   Effect of Termination........................................  -58-
           ---------------------
     7.3   Confidentiality..............................................  -58-
           ---------------
     7.4   Risk of Loss.................................................  -58-
           ------------

ARTICLE 8 - ADDITIONAL AGREEMENTS.......................................  -59-
     8.1   Indemnification..............................................  -59-
           ---------------
     8.2   Employees of the Business....................................  -69-
           -------------------------
     8.3   Continuing Assistance........................................  -71-
           ---------------------
     8.4   Expenses.....................................................  -72-
           --------
     8.5   Press Releases and Announcements.............................  -72-
           --------------------------------
     8.6   Continuing Access to Records.................................  -72-
           ----------------------------
     8.7   Bulk Transfer Laws...........................................  -73-
           ------------------
     8.8   Allocation of Purchase Price.................................  -74-
           ----------------------------
     8.9   Third Party Beneficiaries....................................  -74-
           -------------------------
     8.10  Supplemental Schedules.......................................  -74-
           ----------------------
     8.11  Arbitration..................................................  -75-
           -----------
     8.12  Covenants Not to Compete.....................................  -76-
           ------------------------
     8.13  Disclaimer Regarding Projections.............................  -80-
           --------------------------------
     8.14  Communications and Investigations............................  -80-
           ---------------------------------
     8.15  Ancillary Agreements.........................................  -81-
           --------------------
     8.16  Sale of L-Street Facility....................................  -82-
           -------------------------

ARTICLE 9 - MISCELLANEOUS...............................................  -83-
     9.1   Amendment and Waiver.........................................  -83-
           --------------------
     9.2   Notices......................................................  -83-
           -------
     9.3   Assignment...................................................  -84-
           ----------
     9.4   Severability.................................................  -85-
           ------------
     9.5   No Strict Construction.......................................  -85-
           ----------------------
     9.6   Section Headings.............................................  -85-
           ----------------
     9.7   Complete Agreement...........................................  -86-
           ------------------

     9.8   Governing Law................................................  -86-
           -------------
     9.9   Counterparts.................................................  -86-
           ------------

                      ASSET PURCHASE AGREEMENT SCHEDULES
                      ----------------------------------


Schedule 2.1(a)(ix)      Included Poultry Products
Schedule 3.1(1)          Permitted Exceptions
Schedule 5.4             Financial Statements
Schedule 5.5             No Adverse Changes
Schedule 5.6             Absence of Certain Changes
Schedule 5.8             Title to Assets
Schedule 5.9             Personal Property Leases
Schedule 5.10            Rolling Stock
Schedule 5.11            Intellectual Property
Schedule 5.12            Written Assumed Contracts
Schedule 5.13            Employee Matters
Schedule 5.15            Litigation
Schedule 5.16            Compliance with Law; Licenses and
                         Permits
Schedule 5.17            Environmental Matters
Schedule 5.18            Employee Benefits
Schedule 8.12            Certain Beef and Pork Products
Schedule 8.16            L-Street Facility



                       ASSET PURCHASE AGREEMENT EXHIBITS
                       ---------------------------------


Exhibit "A"              Highly Confident Letter
Exhibit "B"              Bank Commitment Letter
Exhibit "C"              Form of Transition Services Agreement

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 17th day of October, 1996 by and among Tyson Foods, Inc., a Delaware corporation ("Tyson"), Gorges Foodservice, Inc., a Texas corporation ("Gorges"), Tyson Holding Company, a Delaware corporation ("Tyson Holding") (Tyson, Gorges and Tyson Holding are each a "Seller" and are collectively the "Sellers"), and Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation ("Buyer").

     WHEREAS, Tyson, directly and through Gorges and Tyson Holding, owns and operates as a division its beef further processing operations which is known as Gorges/Quik-to-Fix Foods; and

     WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer all of the assets used in the operations of the beef further processing business of Sellers (other than Excluded Assets) (collectively, the "Business"); and

     WHEREAS, Buyer has agreed to assume certain executory obligations under existing contracts entered into by Sellers in the ordinary course of business of the Business, but will not assume or become liable for any other obligations and liabilities of Sellers arising out of the operation of the Business prior to the Closing Date (as hereinafter defined) or the ownership prior to that date of the Purchased Assets (as hereinafter defined); and

     WHEREAS, certain of the assets which comprise the Business are owned by Gorges and Tyson Holding and Tyson desires to cause Gorges and Tyson Holding to sell and convey such assets to Buyer;

     NOW, THEREFORE, in consideration of the premises recited, of the covenants, agreements and provisions of this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

                       ARTICLE 1 - DEFINITIONS AND TERMS

     1.1  Certain Defined Terms.  As used in this Agreement and in any
          ---------------------
Schedules and exhibits hereto, the following terms have the following meanings:

          (a)    "1996 Audit" shall mean the audited combined balance sheets
                  ----------
     of the Business as of September 28, 1996 and audited combined statements of income and statements of cash flow of the Business for the fiscal year ended September 28, 1996.

          (b)    "Adjusted Closing Statement" shall have the meaning set forth
                  --------------------------
     for such term in Section 2.3(b) hereof.

          (c)    "Area" shall have the meaning set forth for such term in
                  ----
     Section 8.12(a) hereof.

          (d)    "Assumed Contracts" shall have the meaning set forth for such
                  -----------------
     term in Section 2.1(a)(ii) hereof.

          (e)    "Audited Financial Statements" shall have the meaning set forth
                  ----------------------------
     for such term in Section 5.4(a) hereof.

          (f)    "Assumed Liabilities" shall have the meaning set forth for such
                  -------------------
     term in Section 2.2(c)(i) hereof.

          (g)    "Base Purchase Price" shall have the meaning set forth for such
                  -------------------
     term in Section 2.2(a) hereof.

          (h)    "Business" shall have the meaning set forth for such term in
                  --------
     the second recital hereof.

          (i)    "Buyer" means Gorges/Quik-to-Fix Foods, Inc., a Delaware
                  -----
     corporation.

          (j)    "Buyer Indemnitees" shall have the meaning set forth for such
                  -----------------
     term in Section 8.1(a) hereof.

          (k)    "CERCLA" shall have the meaning set forth for such term in this
                  ------
     Section 1.1 within the definition of "Environmental Laws."

          (l)    "Closing" and "Closing Date" shall have the meaning set forth
                  -------       ------------
     for such terms in Section 2.4 hereof.

          (m)    "Closing Statement" shall have the meaning set forth for such
                  -----------------
     term in Section 2.3(a) hereof.

          (n)    "Code" means the Internal Revenue Code of 1986 (or any
                  ----
     successor(s) thereto), as amended from time to time, and all rules and regulations promulgated thereunder.

          (o)    "Collection Agreement" shall have the meaning set forth for
                  --------------------
     such term in Section 8.15(a)(ii) hereof.

          (p)    "Encumbrances" shall mean any liens, pledges, charges,
                  ------------
     encumbrances, security interests, options, or restriction of any kind, including any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership.

          (q)    "Employment Liability" means any obligation or liability of the
                  --------------------
     Sellers, or any of them, based upon or arising out of (i) any contract, agreement, understanding or commitment (whether written or oral) between any Seller and any employee, agent or representatives of such Seller, or any former employee, agent or representatives of such Seller, relating to the terms or conditions of employment, compensation, deferred compensation, severance, vacation pay, sick leave, profit sharing, pension, retirement, or any other type of benefit or emolument of employment, (ii) any collective bargaining or other labor or union agreement, (iii) the breach, violation or failure to comply with any law, rule, regulation, statute, ordinance or other authority governing the employment relationship, including, without limitation, those relating to the health, welfare or safety of employees, or (iv) Sellers' Plans, or any "multi-employer plan" to which any Seller has or does contribute.

          (r)    "Environmental Laws" shall mean all codes, laws (including
                  ------------------
     common laws), ordinances, regulations, reporting or licensing requirements, rules or statutes relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.
                                                                -- ----
     ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other laws relating to emissions,
                 ------
     discharges, releases, or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

          (s)    "Environmental Liability" means any obligation imposed by or
                  -----------------------
     any liability based upon or arising out of the breach, violation or failure to comply with any Environmental Law.

          (t)    "ERISA" means the Employee Retirement Income Security Act of
                  -----
     1974, as amended from time to time and all regulations promulgated thereunder.

          (u)    "Estimated Inventory Amount" shall have the meaning set forth
                  --------------------------
     for such term in Section 2.3(a) hereof.

          (v)    "Excluded Assets" shall have the meaning set forth for such
                  ---------------
     term in Section 2.1(b) hereof.

          (w)    "Excluded Contracts" shall mean all contracts, agreements,
                  ------------------
     instruments, plans and leases (other than those described on Schedule 5.12) to which any Seller is a party, or by which any of the Purchased Assets are subject or bound, meeting any of the descriptions set forth below:

                 (i) Any purchase order, agreement or commitment obligating any Seller to purchase or sell any products or services and which either
          (A) was not entered into in the normal course of the Business, (B) is not terminable by such Seller without payment of a penalty upon 30 days' (or less) notice, or (C) which is presently expected to result in a loss upon-completion or performance thereof in an amount in excess of $50,000;

                (ii) any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property, or any instrument guaranteeing any material indebtedness, obligation or liability for borrowed money, or any obligation to incur any indebtedness, obligation or liability for borrowed money;

               (iii) any joint venture, partnership or other arrangement involving a sharing of profits or costs involving the Business;

                (iv) any agreement pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product of the Business will be payable or required after the Closing;

                 (v) any consulting, employment or collective bargaining agreement or arrangement; and

                (vi) any lease, contract, license, permit, distribution arrangement, sales and purchase agreement, or other agreement or arrangement that is described in Section 5.13, 5.18 or 5.21 hereof, or that is otherwise defined herein as an Excluded Liability.

          (x)    "Excluded Liabilities" shall have the meaning set forth for
                  --------------------
     such term in Section 2.2(c)(ii) hereof.

          (y)    "Facilities" means Sellers' processing facilities which
                  ----------
     constitute a part of the Purchased Assets.

          (z)    "Fajita Purchase Order" shall have the meaning set forth for
                  ---------------------
     such term in Section 8.15(b) hereof.

          (aa)   "Final Inventory Amount" shall have the meaning set forth for
                  ----------------------
     such term in Section 2.3(b) hereof.

          (bb)   "GAAP" means United States generally accepted accounting
                  ----
     principles consistently applied with prior periods.

          (cc)   "Gorges" means Gorges Foodservice, Inc., a Texas corporation
                  ------
     and wholly-owned subsidiary of Tyson.

          (dd)   "Hazardous Substance(s)" means substances that are defined or
                  ----------------------
     listed in, or otherwise classified pursuant to, any Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity" and includes, but is not limited to, asbestos or asbestos containing materials, petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

          (ee)   "Hired Employees" shall have the meaning set forth for such
                  ---------------
     term in Section 8.2(b) hereof.

          (ff)   "Immigration Laws" shall have the meaning set forth for such
                  ----------------
     term in Section 5.13(c) hereof.

          (gg)   "Indemnification Claim" shall have the meaning set forth for
                  ---------------------
     such term in Section 8.1(c) hereof.

          (hh)   "Indemnitee" shall have the meaning set forth for such term in
                  ----------
     Section 8.1(c) hereof.

          (ii)   "Indemnitor" shall have the meaning set forth for such term in
                  ----------
     Section 8.1(c) hereof.

          (jj)   "Intellectual Property" shall mean (i) the trademarks, service
                  ---------------------
     marks and trade names listed on Schedule 5.11 hereto, the other trade rights, copyrights and applications for issuance or registration of any of the foregoing, and (ii) the trade secrets, products codes and other confidential, nonpublic, or similar information necessary to the running of the Business as the same is presently conducted (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information).

          (kk)   "Inventory" shall mean all inventory held for resale and all
                  ---------
     raw materials, work-in-process, finished products, shipments in transit, wrapping, supply and packaging items related to the Business.

          (ll)   "L-Street Facility" means the real property and improvements
                  -----------------
     described on Schedule 8.16 hereto.

          (mm)   "Leased Real Estate" shall mean all real property leased by any
                  ------------------
     Seller which is used in the operation of the Business and which is listed as Leased Real Estate on Schedule 5.8 hereto.

          (nn)   "Leases" shall have the meaning set forth for such term in
                  ------
     Section 5.9 hereof.

          (oo)   "License Agreement" shall have the meaning set forth for such
                  -----------------
     term in Section 8.15(a)(iii) hereof.

          (pp)   "Loss" means any action, suit, proceeding, claim, cost, damage,
                  ----
     expense, liability, loss or obligation, including but not limited to, interest or carrying costs, penalties, legal, accounting, and other professional fees and expenses incurred in the collection, prosecution and defense of actions or claims and amounts paid in settlement pursuant to the terms of this Agreement, that may be imposed or otherwise incurred or suffered by the specified person (but a "Loss" shall not include consequential, speculative or punitive damages unless asserted by a third party).

          (qq)   "Market Price" shall mean the USDA Market Value (plus
                  ------------
     applicable inbound freight cost) that is reflected on the USDA Market News Report (a/k/a Blue Sheet) as reported for the Closing Date.

          (rr)   "Material Adverse Effect" means a material adverse change in,
                  -----------------------
     or material adverse effect upon, any of (i) the financial condition, assets, liabilities, cash flows, properties or results of operations of the Business; or (ii) the ability of Sellers to perform their respective obligations under the Agreement or any document ancillary thereto.

          (ss)   "Neutral Auditors" shall have the meaning set forth for such
                  ----------------
     term in Section 2.3(c) hereof.

          (tt)   "Owned Real Estate" shall mean all real property (other than
                  -----------------
     the L-Street Facility) owned by a Seller which is used in the operation of the Business, including any buildings, structures and improvements thereon or appurtenances thereto, and which is listed as Owned Real Estate on
     Schedule 5.8 hereto.

          (uu)   "Permits" shall mean Sellers' licenses, permits, certificates
                  -------
     and other public, governmental and private third party authorizations necessary to carry on the Business as presently conducted.

          (vv)   "Permitted Encumbrances" shall have the meaning set forth for
                  ----------------------
     such term in Section 5.8(a) hereof.

          (ww)   "Permitted Exceptions" shall have the meaning set forth for
                  --------------------
     such term in Section 3.1(i) hereof.

          (xx)   "Prime Rate" shall have the meaning set forth for such term in
                  ----------
     Section 2.4(c) hereof.

          (yy)   "Purchased Assets" shall have the meaning set forth for such
                  ----------------
     term in Section 2.1(a) hereof.

          (zz)   "Resolution Period" shall have the meaning set forth for such
                  -----------------
     term in Section 2.3(c) hereof.

          (aaa)  "Restricted Business" shall have the meaning set forth for such
                  -------------------
     term in Section 8.12(a) hereof.

          (bbb)  "Schedules" means those Schedules attached hereto and made a
                 -----------
     part hereof which are specifically delineated to be Schedules.

          (ccc)  "Seller" means each of Tyson, Gorges and Tyson Holding and
                  ------
     "Sellers" means all of them taken together.
     --------

          (ddd)  "Seller Affiliate" shall have the meaning set forth for such
                  ----------------
     term in Section 5.18(a) hereof.

          (eee)  "Seller's Cost" as it relates to Inventory shall be defined as
                  -------------
     the actual historical cost as reflected on such Seller's books as of the Closing Date, as such books are regularly maintained by such Seller in the ordinary course of business consistent with past practices.

          (fff)  "Seller Indemnitees" shall have the meaning set forth for
                  ------------------
     such term in Section 8.1(b) hereof.

          (ggg)  "Sellers' Knowing Persons" shall mean any of Dick Mitchell,
                  ------------------------
     Randy Collins, Bob Powers, Hernando Aviles, Stuart Ensor, Rick Loehr, Troie Burch, Bob Thiesen, Greg Westhoff, John Tyson, Dennis Leatherby and William Whitfield.

          (hhh)  "Sellers' Plans" shall have the meaning set forth for such term
                  --------------
     in Section 5.18(a) hereof.

          (iii)  "Tax" or "Taxes" shall mean any federal, state, local or
                  ---      -----
     foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          (jjj)  "Third Party Claim" shall have the meaning set forth for such
                  -----------------
     term in Section 8.1(d) hereof.

          (kkk)  "Transition Services Agreement" shall have the meaning set
                  -----------------------------
     forth for such term in Section 8.15(a)(i) hereof.

          (111)  "Tyson" means Tyson Foods, Inc., a Delaware corporation.
                  -----

          (mmm)  "Tyson Holding" means Tyson Holding Company, a Delaware
                  -------------
     corporation and wholly-owned subsidiary of Tyson.

          (nnn)  "WARN Act" shall have the meaning set forth for such term in
                  --------
     Section 8.2(f) hereof.

     1.2  Knowledge Convention.  Whenever any statement herein or in any
          --------------------
Schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made, "[to] its knowledge" or "[to] its best knowledge", (or in the case of any "Seller," the "knowledge of such Seller," in the case of "Sellers," the "knowledge of Sellers," or in the case of the Buyer, the "knowledge of Buyer,"), or words of similar intent or effect of any party or its representative, such statement shall be deemed to include a representation that a reasonable investigation of the subject matter thereof has been conducted. A reasonable investigation shall mean that senior representatives of the party (which in the case of any Seller, shall mean the "Sellers' Knowing Persons" only), have reviewed the relevant statement and have consulted with the appropriate individuals as to whether they have knowledge of any fact or circumstance that would make such statement untrue and have reviewed documents in the possession of such representative, such appropriate individuals and the party. Knowledge of any entity or person shall be limited to the actual knowledge of such entity or person after giving effect to the investigations described above, and shall not include any matter, fact or circumstance which such person otherwise should have known. Further, "knowledge" of any Seller or Sellers collectively shall mean only knowledge of the Sellers' Knowing Persons.

                    ARTICLE 2 - PURCHASE AND SALE OF ASSETS

     2.1  Basic Transaction.
          -----------------

          (a)  Purchased Assets.  Except as otherwise provided below, on and
               ----------------
     subject to the terms established in this Agreement, Buyer hereby agrees to purchase from Sellers, and each Seller hereby agrees to sell, convey, assign, transfer and deliver on the Closing Date to Buyer, free and clear of all Encumbrances of any kind, except for Permitted Exceptions and as otherwise specified herein, all of the right, title and interest of such Seller in and to all of the properties, assets and rights of such Seller of any kind, tangible and intangible, and wherever located, exclusively used in or relating exclusively to the Business as a going concern, except the Excluded Assets (collectively, the "Purchased Assets"). The Purchased Assets shall include but shall not be limited to the following as the same shall exist on the Closing Date:

               (i)    All Owned Real Estate set forth in Schedule 5.8 hereto;

               (ii) All leases (of real and personal property), contracts, licenses, Permits, distribution arrangements, sales and purchase agreements, other agreements and business arrangements (including deposits made by a Seller pursuant thereto), to the extent assignable pursuant to which any Seller enjoys a right or benefit solely in connection with the Business, whether oral or written, other than an Excluded Contract (the "Assumed Contracts");

                         (iii) All machinery, equipment, furniture, tools, computers, office equipment, business machines, telephones and telephone systems owned by a Seller located at the Owned Real Estate and Leased Real Estate described in Schedule 5.8 hereto;

                          (iv) All vehicles and rolling stock owned by a Seller and described in Schedule 5.10 hereto;

                           (v) All of Sellers' office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind located at the Facilities on the Closing Date;

                          (vi) All Inventories of the Business (other than inventories related to or a part of Seller's discontinued steak business and any poultry or poultry based products to the extent not included or related to those items listed in Schedule 2.1(a)(ix) hereto);

                         (vii) As used exclusively in the Business and as disclosed on Schedule 5.11 hereto, all of any Seller's ownerships, where applicable, and/or right, title and interest in and to Intellectual Property, together with all of such Seller's rights to use all of the foregoing and all other rights in, to and under the foregoing in the United States and in all countries anywhere outside the United States; and all goodwill and going concern value and all other intangible properties of the Business, all of the foregoing to the extent assignable;

                        (viii) As used exclusively in the Business, copies of all records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers, and all books, ledgers, files and business records except as relating to Excluded Assets or Excluded Liabilities, and subject to Sellers' and Buyer's respective rights and obligations under Section 8.6 hereof;

                          (ix) In furtherance of but not in any way limiting the foregoing, those poultry based products listed on Schedule 2.1(a)(ix) hereto;

                           (x) All of the pork chop co-pack business of Sellers, whether or not currently produced or conducted at any of the Facilities or considered a part of the Business;

                          (xi) All of the business which is part of Tyson product codes 15030, 15006 and 15008 (i.e. St. Louis and Baby Back Ribs) whether or not currently produced or conducted at any of the Facilities or considered a part of the Business ;

                         (xii) All assignable rights against third parties under any warranty with respect to any of the foregoing; and

                        (xiii) All other similar property not referred to above which is used exclusively in Sellers' operation of the Business, wherever located, but specifically excluding the Excluded Assets and such property which has been sold or otherwise disposed of by a Seller in the ordinary course of business.

                    (b)    Excluded Assets.  Notwithstanding the foregoing, the
                           ---------------
               parties agree that the following rights, properties and assets of Sellers are expressly excluded from this purchase and sale and are not included in the Purchased Assets (the "Excluded
               Assets"):

                    (i) Sellers' rights under or pursuant to this Agreement and the other agreements with Buyer contemplated hereby;

                    (ii) Cash, including bank balances and bank accounts, monies in possession of any banks, savings and loans or trust companies and similar cash items on hand on the Closing Date;

                    (iii) Investment securities and other short- and medium-term investments of the Business;

                    (iv)   Accounts receivable;

                    (v)    Any intercompany accounts receivable of any Seller;

                    (vi) All prepaid items and deposits (other than deposits described in Section 2.1(a)(ii) hereof), rebates, refunds, claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including any tax credits, tax refunds or tax benefits);

                   (vii) All right, title and/or interest of a Seller in and to or existing under such Seller's tax records and tax returns (including any right to tax refunds), corporate charter, minute and stock record books, corporate seal, check books and cancelled checks all subject to the respective rights of Sellers and Buyer under Section 8.6 hereof;

                   (viii) Any ownership interest, direct or indirect, actual or beneficial, of Tyson in Gorges or Tyson Holding;

                   (ix) Other than those items listed on Schedule 2.1(a)(ix) hereto and subject to the provisions of Section 8.12 hereof, any business of the Business which pertains to poultry or poultry based products;

                   (x)     The L-Street Facility (subject to the provisions of
               Section 8.16 hereof); and

                   (xi) Any other asset of a Seller or any affiliates of Sellers other than those set forth in Section 2.1(a) hereof.

     2.2  Consideration for Purchased Assets.  The total consideration to be
          ----------------------------------
paid by Buyer for the Purchased Assets shall be the cash consideration described in subparagraphs 2.2(a) and 2.2(b) hereinbelow and the assumption by Buyer of the Assumed Liabilities.

          (a)  Basic Cash Consideration.  At Closing, Buyer will pay to Sellers
               ------------------------
     One Hundred Fifty-Four Million Dollars ($154,000,000) (the "Base Purchase Price").

          (b)  Cash Consideration for Sellers' Inventories.  Buyer will pay cash
               -------------------------------------------
     to Sellers for Sellers' inventories as follows:

               (i) All of Sellers' Inventories of the Business (other than raw materials) shall be valued and purchased at the lower of (A) Seller's Cost thereof or (B) market value thereof, with such market value being determined, to the extent practical, on an item by item basis; provided, however, if an item of inventory is sold or offered for sale at a price lower than Seller's Cost, such price shall not be deemed market value for purposes of the valuation of such item of inventory as herein provided unless such lower price is the prevailing price at which such item is offered or sold to Sellers' customers generally;

               (ii) All of Sellers, raw materials shall be valued and purchased at the Market Price of such raw materials; and

               (iii) All of the ingredients, packing materials and supplies not meeting the historical quality standards of the Business due to shrinkage, spoilage, obsolescence or deviation from purchasing specifications shall be valued at zero.

          (c)  Assumption of Liabilities.
               -------------------------

               (i)  Liabilities Assumed.  Subject to the conditions specified
                    -------------------
          in this Agreement, Buyer will assume on the Closing Date and pay, discharge or perform when due, all obligations and liabilities of Sellers, or any of them, arising on or after the Closing Date under all Assumed Contracts, excluding however (A) any liability or obligation for any breach by a Seller of any of the foregoing occurring prior to the Closing Date, and (B) any liability for the payment of monies under any of the foregoing for the purchase of goods or services occurring prior to the Closing Date (and whether such monies are payable before or after the Closing Date). The obligations and liabilities to be assumed by Buyer as described in this Section 2.2(c)(i) are herein referred to as the "Assumed Liabilities."

               (ii) Excluded Liabilities.  Buyer will not assume or be liable
                    --------------------
          for any liability or obligation of any Seller, known or unknown, liquidated or contingent, other than the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the generality of the foregoing, Buyer expressly will not assume (and Excluded Liabilities shall include) all of the following liabilities and obligations:

                    a. Any of Sellers' liabilities or obligations under this Agreement and the other agreements with Buyer contemplated hereby;

                    b.  The trade or other accounts payable of any Seller;

                    c. Any liabilities or obligations of a Seller for expenses or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including without limitation, attorneys', accountants' and brokers' fees;

                    d. Any liability or obligation of any Seller with respect to Taxes for any period or partial period occurring prior to the Closing Date and any liabilities for interest, penalties or additions to any Taxes, it being understood that Buyer shall not be deemed to be any Seller's transferee with respect to any Tax liability;

                    e. Any liabilities or obligations of a Seller for product liability and warranty claims with respect to products sold prior to the Closing Date;

                    f. Any Environmental Liability arising out of or related to any period prior to the Closing Date;

                    g. Any liability or obligation of any Seller which relates to the Excluded Assets;

                    h. Any liability or obligation arising out of or relating to the operations of the Business prior to the Closing Date which is not an Assumed Liability, including without limitation any such liability or obligation for bodily or personal injury, death, property damage or workers' compensation claims;

                    i. Any Employment Liability, and any liability or obligation due or to become due to any officer, director, shareholder, employee or agent of any Seller as a result of the consummation of the transactions contemplated hereby;

                    j. Any liability or obligation, including, without limitation, any fees or expenses to defend any claim, relating to or arising out of any of the claims or other matters listed on
               Schedule 5.15 hereto;

                    k.  Any liability or obligation under any Excluded Contract;

                    1. Any liability arising out of a breach by any Seller of any Assumed Contract; and

                    m. Any other liability or obligation of any Seller not expressly assumed by Buyer under Section 2.2(c) hereof.

          (d)  Other Adjustments to Purchase Price.
               -----------------------------------

               (i) All real and personal property taxes and special assessments (but not including any transfer or sales taxes), if any, which are applicable to the Purchased Assets for the year 1996 shall be prorated as of the

          Closing Date and treated as adjustments to the Without limitation, all real and personal property taxes which are for the year 1996, regardless of when same are due and payable, shall be prorated respectively between Sellers on the one hand and Buyer on the other hand as of the Closing Date on the basis of the most recent available tax bill.

               (ii) Buyer and Sellers shall mutually determine and calculate the earned but unused vacation of the Hired Employees as of the Closing Date. Such amount shall be deducted from the cash consideration paid to Sellers pursuant to this Section 2.2. The settlement for this amount shall be done at such time settlement occurs for the Final Inventory Amount pursuant to Section 2.4(c) hereof.

               (iii) Buyer and Sellers shall review the status of any advance payments under any Assumed Contracts which have been made by any Seller on behalf of the Business. Buyer and Sellers shall thereafter mutually calculate and determine the amount due Sellers, if any, by virtue of benefits or items to be received by Buyer after the Closing pursuant to such prepayments. The settlement for this amount shall be done at such time settlement occurs for the Final Inventory Amount pursuant to Section 2.4(c) hereof.

     2.3  Determination of Inventories.
          ----------------------------

          (a) Not less than five (5) days prior to the Closing, Sellers, in consultation with Buyer, shall prepare a statement (the "Closing Statement") setting forth Sellers' estimated value of the Inventory (the "Estimated Inventory Amount") as of the close of business on the Closing Date. For purposes of determining the Estimated Inventory Amount, it is acknowledged that Sellers will be unable to conduct a complete physical inventory prior to Closing. Sellers shall thus, in consultation with Buyer, prepare, based on their books and records which have been maintained in the ordinary course of business, an estimate of the quantity of Inventory which will be in place as of the close of business on the Closing Date. The value of the Inventory shown on the Closing Statement shall be determined in accordance with GAAP and as provided in Section 2.2(b) hereof. In the event of any conflict between GAAP and the valuation methodology set forth in Section 2.2(b) hereof, GAAP shall control. The amount so calculated shall be used on the Closing Statement.

          (b) Within three (3) business days after the Closing Date, Buyer and Sellers shall conduct a physical inventory count as of the close of business on the Closing Date of the Inventories purchased as part of the Purchased Assets. Such physical inventory count shall be conducted in accordance with GAAP, and at Sellers' election may be observed by Ernst & Young, LLP and at Buyer's election may be observed by Price Waterhouse & Co. Within three (3) days after completion of the physical inventory count, Buyer and Sellers shall prepare a written reconciliation thereof (the "Adjusted Closing Statement"), stating the quantities and values of the Inventories, determined in accordance with GAAP and the principles set forth in Section 2.2(b), the amount of Inventory not meeting the historical quality standards of the Business due to shrinkage, spoilage, obsolescence or deviation from purchasing specification, the total amount of the Inventory determined in such manner (the "Final Inventory Amount"), and stating the difference, if any, between the Estimated Inventory Amount and the Final

     Inventory Amount. In the event of any conflict between GAAP and the valuation methodology set forth in Section 2.2(b) hereof, GAAP shall control.

          (c) If Buyer and Sellers cannot agree as to a Final Inventory Amount and Adjusted Closing Statement within seven (7) days of the Closing Date (the "Resolution Period"), a11 disputed items shall then be submitted to a firm of nationally recognized independent public accountants (the "Neutral Auditors") selected by Sellers and Buyer within five (5) days after the expiration of the Resolution Period (which Neutral Auditors shall not have been engaged directly by any party hereto within the preceding two (2) years). If Sellers and Buyer are unable to agree on the Neutral Auditors, then Sellers shall appoint an accounting firm and Buyer shall appoint an accounting firm. Such appointed accounting firms shall thereafter mutually appoint another nationally recognized accounting firm to be the Neutral Auditors. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Sellers on the one hand, and Buyer on the other hand. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Sellers and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Sellers and Buyer and shall be final, binding and conclusive. The term "Adjusted Closing Statement," as hereinafter used, shall mean the definitive Adjusted Closing Statement agreed to by Buyer and Sellers in accordance with Section 2.3(b) or the definitive Adjusted Closing Statement resulting from the determinations made by the Neutral Auditors in accordance with this Section 2.3(c) (in addition to those items theretofore agreed to by Sellers and Buyer).

          (d) Any item of inventory that is valued as provided in Section 2.2(b) hereof at less than Seller's Cost due to "pinking" shall, at Buyer's option, be retained by Sellers, and if so retained, shall be an Excluded Asset hereunder.

     2.4  The Closing and Post Closing Adjustments.
          ----------------------------------------

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Alston & Bird in Atlanta, Georgia on November 22, 1996 at 10:00 a.m. local time or at such other place or on such other date as is mutually agreeable to the parties; provided, however that if any of the conditions to Closing set forth in this Agreement have not been satisfied or waived by the party entitled to the benefit of such condition, the Closing will take place on the third business day after such condition has been satisfied or waived but not later than November 30, 1996; and provided further, that (i) if the 1996 Audit shall be delivered to Buyer after November 1, 1996 but on or before November 8, 1996, each of the dates set out above in this Section 2.4(a) shall be extended by two (2) weeks and (ii) if the 1996 Audit shall be delivered to Buyer after November 8, 1996 but on or before November 15, 1996, each of the dates set out above in this Section 2.4(a) shall be extended by three (3) weeks. The date and time of the Closing are herein referred to as the "Closing Date."

          (b) At the Closing, Buyer shall deliver to Sellers, in addition to the deliveries required by Section 3.2 hereof, by wire transfer or equivalent means, in immediately available federal funds in Springdale, Arkansas, (i) the Base Purchase Price, plus (ii) the Estimated Inventory Amount, subject to the adjustments required by Section 2.2(d)(i) hereof.

          (c) Within five (5) business days after delivery of the Adjusted Closing Statement, any adjustments to the cash consideration paid pursuant to Section 2.4(b) hereinabove necessitated by (i) the calculation of the Final Inventory Amount, (ii) the determinations required by Section 2.2(d)(ii) hereof, and (iii) the determinations required by Section 2.2(d)(iii) hereof, shall be made by wire transfer to the party entitled to receive same. Such payment shall be accompanied by interest thereon at the Prime Rate as reported for the Closing Date, from the Closing Date through and including the date of payment. For purposes of this Agreement, "Prime Rate" shall be the prime rate as published in the "Money Rates" column of the Closing Date edition of The Wall Street Journal, Eastern Edition; in
                                 -----------------------
     the event that more than one such rate is reported, the Prime Rate shall equal the average of such rates. Use of the term "Prime Rate" in this Agreement shall mean a per annum rate, simple interest.

     2.5  Like Kind Exchange.  Buyer acknowledges that the Sellers may desire to
          ------------------
complete one or more like kind exchanges through the use of a qualified intermediary (as defined in the Code Section 1031 regulations) or a similar arrangement. If requested by Sellers, Buyer shall cooperate with Sellers to the extent reasonably necessary in order to accomplish such like kind exchanges and shall execute all documents and provide all consents reasonably necessary to complete such like kind exchange including, but not limited to, an amendment to, or an assignment of, this Agreement; provided, however, that (i) Buyer's obligations hereunder shall not be increased, (ii) Sellers' representations, warranties, covenants and obligations hereunder shall not be reduced, relieved or modified, and (iii) the purchase price shall not be different than that which Buyer would have otherwise paid hereunder.

                       ARTICLE 3 - CONDITIONS TO CLOSING

     3.1  Conditions to Buyer's Obligations.  The obligation of Buyer to
          ---------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Buyer of the following conditions on or before the Closing Date (subject to the provisions of Section 8.10 hereof):

          (a)  The representations and warranties of Sellers set forth in
     Article 5 hereof shall have been true and correct as of the date hereof and such representations and warranties shall be true and correct at and as of the Closing Date;

          (b) Sellers will have performed in all material respects all of the covenants and agreements required to be performed by Sellers under this Agreement;

          (c) No Material Adverse Effect shall have occurred and there will have been no material casualty loss or damage to the Purchased Assets taken as a whole (whether or not covered by insurance);

          (d) The consents or approvals by third parties and governmental entities or authorities that are required for the consummation of the transactions contemplated hereby, and where the failure to so obtain would have a Material Adverse Effect, will have been obtained;

          (e) All filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended), will have been made, and any approvals required thereunder will have been obtained, or the waiting period required thereby will have expired or have been terminated, as the case may be;

          (f) No action, proceeding or investigation by or before any government body will have been initiated, be pending, or threatened wherein a judgment, decree or order might be issued that would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

          (g) Buyer will have received from Sellers' corporate counsel a legal opinion, addressed to Buyer and dated the Closing Date, and in form and substance reasonably satisfactory to Buyer and its counsel;

          (h) Buyer shall have received and accepted a final Phase I environmental audit report on each of the parcels of Owned Real Estate;

          (i) Buyer shall have received commitments for title insurance from a nationally recognized title insurance company acceptable to Buyer in a form and substance reasonably acceptable to Buyer committing to insure, subject only to items identified in Schedule 3.1(i) hereto, but specifically excluding any and all monetary liens and encumbrances required to be removed or satisfied by Sellers pursuant to this Agreement (which together with Permitted Encumbrances are hereinafter referred to as "Permitted Exceptions"), Buyer's interest in the Owned Real Estate and Buyer's leasehold interest in the Leased Real Estate;

          (j) On the Closing Date, each Seller, as applicable, will have delivered to Buyer the following:

               (i) A certificate dated the Closing Date executed by an authorized officer of such Seller stating that the preconditions specified in subsections (a) and (b) hereof have been satisfied;

              (ii) Certified copies of the resolutions duly adopted by such Seller's Executive Committee of its board of directors or its board of directors, as applicable, approving and authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby;

             (iii) Copies of third party and governmental consents (or other evidence reasonably satisfactory to Buyer) that are required in order to effect the transactions contemplated by this Agreement;

              (iv) Such instruments of sale, transfer, assignment, conveyance and delivery (including, as to any Owned Real Estate, a special warranty deed), in form and substance reasonably satisfactory to counsel for Buyer, as are required in order to transfer to Buyer, such Seller's right, title and interest to the Purchased Assets, including without limitation such Seller's rights under contracts and leases included in the Purchased Assets, and such Seller shall have delivered any other instrument or taken any other action required hereunder of such Seller or reasonably required by Buyer, to enable such Seller to fulfill its obligations hereunder; and

               (v) A certificate from each Seller, under penalties of perjury, stating that such Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate and listing such Seller's
          U.S. Employer Identification Number and address of its principal business office;

          (k) Buyer shall have consummated the borrowing arrangements described in the letters attached hereto as Exhibit "A" and Exhibit "B," substantially on the terms described therein, which borrowing arrangements shall include the ability to borrow such amounts as may be required, when aggregated with other funds on hand or available to Buyer, to pay in full the Base Purchase Price and the cash consideration necessary to pay for the Inventories after taking into account the adjustments provided for in
     Section 2.2(d) hereof;

          (1)  Tyson shall have executed and delivered to Buyer:

               (i)   the Transition Services Agreement;

               (ii)  the Collection Agreement;

               (iii) the License Agreement; and

               (iv)  the Fajita Purchase Order;

          (m) The purchase price allocation described in Section 8.8 hereof shall have been finalized in accordance with the provisions thereof; and

          (n) All proceedings to be taken by Sellers in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all documents required to be delivered by Sellers, or any of them, in connection with the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

     3.2  Conditions to Sellers' Obligations.  The obligation of each Seller to
          ----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by such Seller of the following conditions on or before the Closing Date:

          (a) The representations and warranties of Buyer set forth in Article 6 hereof shall have been true and correct as of the date hereof and such representations and warranties shall be true and correct at and as of the Closing Date;

          (b) Buyer will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement;

          (c) The consents or approvals by third parties and governmental entities or authorities that are required for the consummation of the transactions contemplated hereby, and where the failure to so obtain would have a Material Adverse Effect, will have been obtained;

          (d) All filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended), will have been made, and any approvals required thereunder will have been obtained, or the waiting period required thereby will have expired or have been terminated, as the case may be;

          (e) No action, proceeding or investigation by or before any government body will have been initiated, be pending, or threatened wherein a judgment, decree or order might be issued that would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

          (f) Sellers will have received from Buyer's counsel, Alston & Bird, a legal opinion, addressed to Sellers and dated the Closing Date, in form and substance reasonably satisfactory to Sellers and their counsel;

          (g) On the Closing Date, Buyer will have delivered to Sellers the following:

               (i) An officer's certificate executed by an authorized officer of Buyer dated the Closing Date, stating that the preconditions specified in subsections (a) and (b) hereof have been satisfied; and

              (ii) Certified copies of the resolutions adopted by Buyer's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby;

     (h) Buyer will have executed such agreements or instruments as are reasonably necessary to evidence its adoption and assumption of all of the Assumed Liabilities including, where applicable, the Assumed Contracts, in form reasonably satisfactory to Sellers, and Buyer shall have delivered any other instrument or taken any other action required hereunder of Buyer or reasonably required by Sellers, to enable Buyer to fulfill its obligations hereunder;

               (i)  Buyer shall have executed and delivered to Tyson:

                    (i)  the Transition Services Agreement;

                    (ii) the Collection Agreement;

                   (iii) the License Agreement; and

                    (iv) the Fajita Purchase Order;

          (j) The purchase price allocation described in Section 8.8 hereof shall have been finalized in accordance with the provisions thereof; and

          (k) All proceedings to be taken by Buyer in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all documents required to be delivered by Buyer and all payments of funds required by Buyer hereunder in connection with the transactions contemplated hereby will be made and/or be reasonably satisfactory in form and substance to Sellers.


                    ARTICLE 4 - COVENANTS PRIOR TO CLOSING

     4.1  Affirmative Covenants of Sellers.
          --------------------------------

          (a) From the date hereof and prior to the Closing, unless Buyer has otherwise consented, each Seller will take the following actions with respect to the Business:

               (i) Continue to conduct the operations of the Business respectively conducted by such Seller only in the ordinary and usual course of business and not dispose of any of the Purchased Assets respectively owned by such Seller except in the ordinary course of business, in each case, consistent with past practices;

              (ii) Use its reasonable efforts to retain its employees and preserve its present business relationships with customers, suppliers and others having dealings with Seller, and continue to compensate its employees consistent with past custom and practice;

              (iii) Maintain the Purchased Assets respectively owned by such Seller in customary repair, order and condition and maintain all insurance on such Purchased Assets in effect as of the date of this Agreement;

              (iv) Maintain the existence of and protect its Intellectual Property;

              (v) Comply with all legal requirements and contractual obligations applicable to the Business and avoid incurring any material liability, including, without limitation, those relating to the public health and safety or the environment;

              (vi) Permit Buyer and its employees, agents, environmental consultants, appraisers, and accounting and legal representatives and their representatives to have reasonable access to the books, records, contracts, leases, key personnel, independent accountants, plants and equipment of the Business;

              (vii) Use its best efforts to cause a copy of the 1996 Audit to be delivered to Buyer prior to November 1, 1996; and

             (viii) Use its best efforts to comply with all conditions to Buyer's obligations to close and to make all necessary filings and cooperate with Buyer to obtain all third party and governmental approvals necessary or desirable to consummate the transactions contemplated hereby.

          (b) Each Seller shall use its best efforts to obtain, at its sole cost and expense, prior to the Closing all consents and estoppels which, in the reasonable judgment of Buyer, are necessary or appropriate for the transfer or assignment of each of the material Purchased Assets and the Business to Buyer and the consummation of the transactions contemplated hereby. All such consents and estoppels shall be in writing and in form and substance reasonably satisfactory to Buyer, and executed counterparts thereof will be delivered to Buyer promptly after receipt thereof but in no event later than the Closing.

          (c) To the extent that Sellers' rights under any agreement, Lease, contract or other Purchased Asset to be transferred and assigned to Buyer hereunder may not be transferred or assigned without the consent of another person which has not been obtained, and if the condition precedent set forth in Section 3.1(d) is not satisfied as a result of such failure to obtain such consent but Buyer elects to waive such condition, this Agreement shall not constitute an agreement to transfer or assign the same if an attempted transfer or assignment would constitute a breach thereof or be unlawful, and Sellers, at their sole cost and expense, shall use their best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted transfer or assignment would be ineffective or would materially impair Buyer's rights under the asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the asset in question, and without any obligation to pay any additional monies, shall act after the Closing as Buyer's agent in order to obtain for Buyer the benefits thereunder, and Sellers shall cooperate, to the maximum extent permitted by law and such asset, with Buyer in any other reasonable arrangement designed to provide such benefit to Buyer. Notwithstanding any other provision to the contrary contained in this Agreement, if Seller shall comply with its obligations under this Section 4.1(c), then Buyer shall bear the risk and expense of any failure by Seller to obtain the consent to transfer or assign any such Purchased Asset.

          (d) Prior to the Closing, each Seller shall have discharged, removed or satisfied any and all monetary liens and encumbrances against the Owned Real Estate which now exist or which may arise prior to the Closing, except for amounts owed for current year taxes, which amounts shall be prorated as of the Closing Date in accordance with Section 2.2(d).

     4.2  Negative Covenants of Seller.  Prior to the Closing, without the prior
          ----------------------------
written consent of Buyer, no Seller will, with respect to the Business:

          (a) Take any action that would require disclosure under Section 5.6 hereof except as provided or contemplated hereunder;

          (b) Grant any bonus or any wage, salary or benefit increase to any employee or group of employees of the Business, except in accordance with past custom and practice;

          (c) Make or obligate itself to make capital expenditures on behalf of the Business aggregating more than $50,000; or

          (d) Accelerate the sale of any inventory of the Business or delay the payment of any obligation of the Business except in the ordinary course of business consistent with past practice.

     4.3  Covenants of Buyer.  Prior to the Closing, Buyer will use its best
          ------------------
efforts to comply with all conditions to Sellers' obligations to close and to cooperate with Sellers in obtaining all third party and governmental consents or approvals necessary or desirable to consummate the transactions contemplated hereby. In addition to and in furtherance of the foregoing, Buyer will use its commercially reasonable best efforts to comply with all conditions to closing the borrowing arrangements described in the letters attached hereto as Exhibit "A" and Exhibit "B."


             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller hereby represents and warrants to Buyer, now and at the time of Closing, as follows:

     5.1  Corporate Organization and Power.  Each Seller is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Seller is qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business which to its knowledge requires such qualification, except such jurisdictions where the failure to qualify will not have a Material Adverse Effect. Each Seller has full corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby.

     5.2  Authorization.  The execution, delivery and performance by each Seller
          -------------
of this Agreement and the other agreements contemplated hereby have been duly authorized by such Seller. This Agreement and the other agreements contemplated hereby, assuming the valid execution by Buyer of this Agreement and such other agreements, constitute valid and binding obligations of each Seller, to the extent it is a party to such agreements, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and any equitable principles relating to or limiting creditors' rights generally and the right to obtain specific enforcement of any obligations of such Seller and by general principles of equity regardless of whether they are considered in a proceeding at law or in equity.

     5.3  No Violation.  The execution, delivery and performance of this
          ------------
Agreement and the other agreements contemplated hereby by Sellers and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in any breach of any of, (b) constitute a default under, (c) result in a violation of, (d) result in the creation of any Encumbrance upon the Purchased Assets under, (e) give any third party the right to accelerate any material obligation under, or (f) require any authorization, consent, approval, exemption or other action by any court, other governmental body, or other third party under the provisions of the charter or bylaws of any Seller or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which any Seller is bound or to which any of the Purchased Assets are subject, or any law, statute, rule, regulation, judgment or decree to which any Seller is subject other than the approvals or consents to be obtained as contemplated hereunder.

     5.4  Financial Statements.
          --------------------

          (a) Attached hereto as Schedule 5.4 are the audited combined balance sheets of the Business as of September 30, 1995 and June 29, 1996, and audited combined statements of income and statements of cash flow of the Business for the fiscal years ended October 1, 1994 and September 30, 1995 and the nine months ended June 29, 1996 (collectively, the "Audited Financial Statements").

          (b) The Audited Financial Statements (i) have been prepared in conformity with GAAP applied on a consistent basis from period to period; and (ii) are true and correct, reflect all assets and liabilities of the Business in accordance with GAAP, and present fairly in accordance with GAAP the financial condition of the Business and the results of operations and changes in cash flow of the Business for the periods to which each relates.

     5.5  No Adverse Changes.  Except as set forth in Schedule 5.5 hereto, since
          ------------------
the date of the Audited Financial Statements, Sellers have conducted the Business only in the ordinary course and in conformity with past practice, and there has been no change in the assets, or employee, customer or supplier relations of the Business which would, individually or in the aggregate, have a Material Adverse Effect.

     5.6  Absence of Certain Changes.  Except as set forth in Schedule 5.6
          --------------------------
hereto, since the date of the Audited Financial Statements, other than in the ordinary and usual course of business, Sellers have not, with respect to the
Business:

          (a) sold, assigned, pledged, hypothecated or otherwise transferred any of the Purchased Assets, or imposed, suffered the imposition of, or permitted to exist, any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets;

          (b) terminated or materially amended any Assumed Contract;

          (c) suffered any damage, destruction or other casualty loss (whether or not covered by insurance) which would have a Material Adverse Effect;

          (d) except as described in Section 5.13 hereof or on Schedule 5.13 hereto, increased the compensation payable or to become payable by any Seller to any of employees of the Business, increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by any Seller, for or with any such employees, or entered into or amended any employment or severance agreement with any employee of the Business; or

          (e) entered into an agreement to do any of the foregoing.

     5.7  Condition of Purchased Assets.
          -----------------------------

          (a) The Purchased Assets include substantially all of the properties and assets used by Sellers in the conduct of the Business on the date hereof, other than

     (i) the properties and assets to be used by Tyson in providing Services (as defined in the Transition Services Agreement) and (ii) such properties and assets, although not included in the Purchased Assets, the absence thereof will not cause a Material Adverse Effect.

          (b) All items of machinery, equipment, buildings and other tangible assets of the Business which are Purchased Assets are adequate and fit to be used for the purposes for which, and in the manner that, they are currently used, other than items currently under or scheduled for repair or construction.

          (c) All Inventory is current and saleable or usable in the ordinary course of business and is of consistent and merchantable quality, of the grade specified, was produced in accordance with the Business' standards, meets the usual standards of the trade and is suitable for use in the Business.

          (d) Excluded from the representations and warranties of Section 5.7(c) are ingredients, packing materials and supplies not meeting the quality standards of the Business due to shrinkage, spoilage or deviation from purchasing specifications; provided, however, that the cost basis of the
                                --------  -------
     amounts in such items is not greater than past experiences in the Business.

     5.8  Title to Assets.
          ---------------

          (a) Set forth in Schedule 5.8 hereto is a list of all of the Owned Real Estate and the Leased Real Estate, showing as to each the Seller that is the record owner of such Owned Real Estate or the lessee of the Leased Real Estate. Except as set forth in Schedules 3.1(i) and 5.8, each Seller has, with respect to the Owned

     Real Estate shown on Schedule 5.8 to be owned by it, good, marketable and insurable title to, or with respect to the Leased Real Estate shown on
     Schedule 5.8 to be leased by it, a valid and binding leasehold interest in, such property included in the Purchased Assets, free and clear of all Encumbrances, except: (i) any easement, quasi-easement, right of way, land use ordinance, zoning plan or similar type of Encumbrance that may affect use of the property subject thereto (but not title to such property) provided that such Encumbrances do not restrict or impair the use by the Business of the property subject thereto or affected thereby in such a way as would have a Material Adverse Effect; (ii) any Encumbrances for taxes (and assessments) not delinquent or which are being contested by a Seller in good faith by appropriate proceedings; (iii) any workmen, repairman, warehousemen and carriers liens and Encumbrances arising in the ordinary course of business which are not due or which are being contested by a Seller in good faith by appropriate proceedings; and (iv) any Encumbrances which are matters of record, such as easements, quasi-easements, rights of way, land use ordinances and zoning plans (all items included in (i) through (iv) are referred to collectively herein as "Permitted Encumbrances").

     (b) To Sellers' knowledge, no facts or circumstances exist which do, or potentially may, adversely affect any of the ordinary rights of access to and from the Owned Real Estate, from and to the existing public highways and roads, and there is no pending or threatened denial, revocation, modification or restriction of such access.

          (c) To Sellers' knowledge, all of the Owned Real Estate is in compliance with all applicable zoning or similar land use restrictions of all governmental authorities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting any of the Owned Real Estate, and the Seller owner thereof has performed all affirmative covenants relating to the Owned Real Property and required to be performed by such Seller.

          (d) There is no pending or, to Sellers' knowledge, threatened condemnation, expropriation, eminent domain, change in grade of public street or similar proceeding affecting all or any portion of the Owned Real Estate; Sellers have received no written or oral notice of same; and Sellers have no knowledge that any such proceeding is contemplated.

          (e) No Seller is a "foreign person" as that term is defined in the Code. The sale of the Owned Real Estate by the Seller owner thereof is not subject to any Federal, state or local withholding obligation of Buyer under the tax laws applicable to such Seller or the Owned Real Estate.

     5.9  Leases.  Schedule 5.9 hereto contains a complete and accurate list of
          ------
all leases of Leased Real Estate and material leases of tangible personal property used exclusively in the Business to which any Seller is a party (the "Leases") except for such individual leases for which the monthly rental for property thereunder is less than $500. Sellers have delivered to Buyer true and complete copies of all such Leases. With respect to each such Lease:

          (a) The Lease is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles;

          (b) No amount payable thereunder by the Seller that is the lessee thereunder is past due;

          (c) The Seller that is the lessee thereunder, and to such Seller's knowledge the other party thereto, has complied with all material commitments and obligations on their part to be performed or observed under such Lease; and

          (d) The Seller that is the lessee thereunder has not received any notice of a default (which has not been cured), offset or counterclaim under any such Lease, or any other communication calling upon such Seller to comply with any provision of such Lease or asserting noncompliance, and to such Seller's knowledge no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under such Lease.

     5.10 Rolling Stock.  All rolling stock, except Excluded Assets, used
          -------------
exclusively in the Business, whether owned or leased, are listed in Schedule
5.10 hereto. All licenses, permits, inspections and other authorizations necessary for the use of such rolling stock by Sellers have been obtained and are full force and effect.

     5.11 Intellectual Property.  Set forth in Schedule 5.11 hereto is a list of
          ---------------------
all registered trademarks, trade names, service marks, service names, copyrights and all applications for the same included in the Intellectual Property owned by the Sellers. No Seller has received any notice from any other person challenging or questioning the right of such Seller to use any of the Intellectual Property in the operation of the Business which, if resolved adversely to such Seller, would have a Material Adverse Effect. Except as set forth on Schedule 5.11, the Sellers own and have the sole and exclusive right to use all items set forth on Schedule 5.11, and such items are not subject to any Encumbrances of any kind, including without limitation, any rights retained by any Seller. No Seller has granted any license or has entered into any other agreement relating in whole or in part to any of the Intellectual Property. To Sellers' knowledge, there is no infringement or other adverse claim against the rights of any Seller with respect to any of the Intellectual Property. No Seller has been charged with, nor to Sellers' knowledge is it threatened to be charged with or, to Sellers' knowledge is there any basis for any charge of, infringement or other violation of, nor has any Seller infringed any unexpired patent, trademark, trademark registration, trade name, service mark, copyright, copyright registration or other proprietary right of any third party in connection with the Business.

     5.12 Written Assumed Contracts.  Each Assumed Contract which has been
          -------------------------
reduced to writing is listed and described on Schedule 5.12 hereto. Correct and complete copies of all such Assumed Contracts have been delivered to Buyer. Except as set forth in Schedule 5.12:

          (x) All such Assumed Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles;

          (y) No Seller is, and, to the knowledge of Sellers, no other party to any such Assumed Contract is, in breach of any provision of, in violation of, or in default under the terms of any such Assumed Contract; and

          (z) No event has occurred which, after the giving of notice or passage of time or otherwise, would constitute a material default under or result in the material breach of any such Assumed Contracts by the Seller party thereto, or to the knowledge of Sellers, by any other party.

     5.13 Employees.
          ---------

          (a) Schedule 5.13 hereto contains a complete and accurate list and description of all of the following to which any Seller is a party or by which it is bound which relate to the Business:

               (i) written employment contracts with officers and employees of the Business;

               (ii)    collective bargaining agreements;

               (iii)   incentive and bonus arrangements;

               (iv)    pension and retirement plans;

               (v)     profit sharing plans;

               (vi)    deferred compensation plans;

               (vii)   multi-employer plans;

               (viii)  medical, life or health insurance plans;

               (ix)    stock purchase, stock option or similar plans;

               (x)     severance plans or policies; and

               (xi) other material employee compensation or benefit plans, arrangements or understandings, including, but not limited to, any "employee benefit plan" (as defined in ERISA Section 3(3)).

     (b) Except as set forth in Schedule 5.13, each Seller has complied in all material respects with its obligations related to, is not in default under, and the transactions contemplated hereby will not affect, any of the foregoing. Sellers have delivered to Buyer a true and complete list of the name, position and present rate of compensation of each employee of the Business as of a recent date. All payments to employees which would have been paid in the ordinary course of business on or before the Closing Date shall have been paid or accrued as of the Closing. Except as and to the extent set forth in Schedule 5.13, (i) no Seller is a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Business and no attempt to organize any of the employees of the Business has been made, proposed or threatened, (ii) since January 1, 1994, no Seller has had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against it by any of the employees of the Business, (iii) since January 1, 1994, no Wage and Hour Department investigations have ever been made of any Seller with respect to employees of the Business, (iv) no labor strike, dispute, slowdown, stoppage or lockout is pending or, to Sellers' knowledge, threatened against or affecting the Purchased Assets or the Business and since January 1, 1994 there has not been any such action, (v) no unfair labor practice charge or complaint against any Seller is pending or, to Sellers' knowledge, threatened before the National Labor Relations Board or any similar governmental authority with respect to employees of the Business, and (vi) no Seller has received any notice that any employees of the Business will terminate or contemplates terminating his or her employment currently or at any time within sixty (60) days after the Closing Date or will otherwise not be available to Buyer, or not agree to employment by Buyer, on substantially the same terms and conditions as his or her current employment by such Seller. Since the date of the Audited Financial Statements, no Seller has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more Facilities or operating units within any site of employment or Facility of Sellers related to the Business; or (ii) a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or Facility of Sellers related to the Business; nor has any Seller been affected by any transaction or engaged in layoffs or employment terminations related to the Business sufficient in number to trigger application of any similar state or local law. Except as set forth in
Schedule 5.13, none of the employees of the Business has suffered an "employment loss" (as defined in the WARN Act) since August 22, 1996.

     (c) With respect to the Business, each Seller is in material compliance with and has not materially violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.l(f) of Title 8, Code of Federal Regulations) of the Business for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.l(g) of Title 8, Code of Federal Regulations) is required, each Seller has supplied, or shall supply prior to the Closing Date, to Buyer, with regard to all applicable Hired Employees, Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by such Seller pursuant to the Immigration Laws. No Seller has been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the knowledge of Sellers, threatened. To Sellers' knowledge, no Seller has ever been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws with respect to the Business.

     5.14 Taxes.
          -----

          (a) With respect to the Facilities, the Purchased Assets, all employees of the Business and otherwise regarding the operation of the Business, all federal, state and other Tax returns, reports and declarations of every nature required to be filed by or on behalf of any Seller (either separately or as part of a consolidated group) prior to the Closing have been timely filed and such returns, reports and declarations as so filed are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby. All Taxes (whether or not shown on any Tax return) for all periods ending on or before the Closing Date have been fully paid or appropriate accruals have been made therefor. All Taxes and other assessments and levies which any Seller is required by law to withhold or to collect for payment have been duly withheld and collected. No Seller is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (b) None of the Purchased Assets is property which any Seller or Buyer is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f)(8) of the Code as in effect immediately before the enactment of the Tax Reform Act of 1986.

          (c) None of the Purchased Assets is "tax-exempt use" property within the meaning of Code Section 168(h). None of the Purchased Assets is property used predominantly outside the United States within the meaning of Prop. Treas. Reg. (S)1.168-2(g)(5), or "Tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

     5.15 Litigation.  Except as set forth in Schedule 5.15 hereto, there are no
          ----------
actions, suits, proceedings, orders or investigations pending or, to Sellers' knowledge, threatened against or affecting any Seller (with respect to the Business), the Business or the Purchased Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might materially adversely affect the Purchased Assets, the Business or any Seller's performance under this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 5.15, no Seller is currently subject to any judgment, consent decree, binding arbitration or regulatory order not generally applicable to similar businesses, which affects the Business, its business or any of the Purchased Assets.

     5.16 Compliance with Law; Licenses and Permits.
          -----------------------------------------

          (a) Except as set forth in Schedule 5.16 hereto, the Business is being, and since September 30, 1994 has been, conducted in compliance with all laws, ordinances and regulations of any governmental entity applicable to the Business or the Purchased Assets (including, without limitation, those relating to occupational safety and health practices), except where non-compliance would not have a Material Adverse Effect.

          (b) Schedule 5.16 hereto sets forth all Permits necessary to conduct the Business, the dates such Permits were obtained, the date of renewals thereof and the status of each Permit. Except as set forth in Schedule 5.16, all Permits have been complied with except where non-compliance would not have a Material Adverse Effect.

     5.17 Environmental Matters.
          ---------------------

     (a) To the knowledge of Sellers, except as disclosed on Schedule 5.17 hereto, the Purchased Assets, the Business and the Facilities (i) are and have been operated in substantial compliance with all applicable Environmental Laws,
(ii) are not the subject of any pending written notice from any governmental entity alleging the violation of any applicable Environmental Laws, (iii) are not currently subject to any court order, administrative order, decree, notice, citation or summons arising under any Environmental Law, (iv) have not been used for the disposal of Hazardous Substances, and (v) have not had any emissions or discharges of Hazardous Substances except as permitted under applicable Environmental Laws. The Phase I Environmental Audits attached hereto as part of
Schedule 5.17 disclose all known environmental conditions on and with respect to the Purchased Assets, the Business and the Facilities.

          (b) No Seller has received any request for information, notice of claim, demand or notification indicating that it is or may be potentially responsible under CERCLA or any other federal, state or local law or regulation with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance related to the Business or the Purchased Assets.

          (c) No Hazardous Substance managed by any Seller in connection with the Business or the Purchased Assets has come to be located at any site which is listed or proposed for listing under CERCLA or which is the subject of federal, state or local enforcement actions or other investigations or third party claims which may reasonably be expected to lead to claims against any Seller for clean-up costs, remedial work, damages to natural resources or for personal injury or property damage claims including, but not limited to, claims under CERCLA.

     5.18 Employee Benefits.  Except as set forth on Schedule 5.18 hereto:
          -----------------

     (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA) and any related trust subject to ERISA, to which any Seller or any other trade or business, whether or not incorporated, that would be aggregated with a Seller under Code Section 414 (a "Seller Affiliate") is a part or subject (the "Sellers' Plans"), complies in all material respects in form and operation with the requirements of ERISA and all other applicable statutes, orders, governmental rules and regulations, and there is no material liability with respect to any failure to file any required report with respect to the Sellers' Plans;

          (b) There are no actions, suits or claims other than routine claims for benefits in the ordinary course of the operation of the Sellers' Plans, with respect to the Sellers' Plans pending or, to the knowledge of Sellers, threatened, and to the knowledge of Sellers there is no fact, event or circumstance which should reasonably be anticipated to give rise to any such action, suit or claim;

          (c) Since September 25, 1980, neither a Seller nor any Seller Affiliate has had an "obligation to contribute" to (as defined in ERISA
     Section 4212), or had any employees covered by or had any obligation to make any material payment or contribution to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA and Section 3(37)(A) of ERISA), and neither a Seller nor any Seller Affiliate has any accrued liability under ERISA for any complete or partial withdrawal from any such "multiemployer plan;"

          (d) Neither any Seller nor any Seller Affiliate, nor any of their respective directors, officers, employees or fiduciaries, has committed any breach of fiduciary responsibility imposed by Part 4 of Title I of ERISA or any other applicable law with respect to the Sellers' Plans that would subject any Seller or any Seller Affiliate or any of their respective directors, officers or employees to material liability under ERISA or any other applicable law;

          (e) With respect to each of the Sellers' Plans that is a "defined contribution plan," (i) if intended to be tax-qualified, such plan complies in all material respects with the requirements of a "qualified plan" under
     Section 401(a) of the Code; (ii) all required contributions have been made or accrued and reflected on the applicable Seller's financial statements;
     (iii) all reporting requirements under ERISA and the Code have been satisfied in all material respects; and (iv) neither any Seller, nor any administrator or fiduciary of any of the Sellers' Plans has engaged in any transaction subject to, nor is any Seller or any Seller Affiliate subject to, any potential material liability under ERISA;

          (f) Neither any Seller nor any Seller Affiliate has, at any time, maintained, sponsored, participated in, contributed to or been obligated to contribute to any "defined benefit plan" (as defined in ERISA Section 3(35) or Code Section 414(j)); and

          (g) Neither any Seller nor any Seller Affiliate has taken or claimed any deduction or credit for any contribution with respect to any of the Sellers' Plans, except for any contribution that has been fully paid or funded within the time period required by law.

     5.19 Brokers and Finders.  Other than CS First Boston Corporation, no
          -------------------
Seller or any Seller Affiliate has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, if the Closing does not occur. Each Seller agrees to bear all costs it incurs in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

     5.20 Insurance.  No Seller has been refused, or denied renewal of, any
          ---------
insurance coverage in connection with the ownership or use of the Purchased Assets or the operation of the Business.

     5.21 Transactions with Affiliates.  Other than in the ordinary course of
          ----------------------------
business consistent with past practice, since the date of the Audited Financial Statements, there have been, and prior to the Closing Date there will be, no transactions, agreements or arrangements between the Business and (i) any Seller, (ii) any affiliate of a Seller, (iii) any director or officer of a Seller or any affiliate of a Seller, or (iv) any member of the immediate family of any individual described in clause (ii) or (iii) of this Section 5.21.

     5.22 Statements True and Correct.  No representation or warranty of any
          ---------------------------
Seller in this Agreement and no exhibit, document, statement, certificate or Schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement or facts contained herein or therein not misleading or necessary to provide Buyer with adequate and complete information as to each Seller, the Business and the Purchased Assets.

     5.23  No Other Representations or Warranties.  Except for the
           --------------------------------------
representations and warranties contained in this Article 5, no Seller or any other person makes any other express or implied representation or warranty on behalf of a Seller, and each Seller hereby disclaims any such representation or warranty whether by a Seller or any of its or the Business' respective officers, directors, employees, agents or representatives or any other person, with respect to the execution and delivery of any of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Buyer or any of its officers, directors, employees, agents or representatives or any other person of any documentation or other information by a Seller or any of its or the Business' respective officers, directors, employees, agents or representatives or any other person with respect to any one or more of the foregoing.


              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers, now and at the time of Closing, as follows:

     6.1   Corporate Organization and Power.  Buyer is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby.

     6.2   Authorization.  The execution, delivery and performance by Buyer of
           -------------
this Agreement and the other agreements contemplated hereby have been duly authorized by Buyer. This Agreement and the other agreements contemplated hereby, assuming the valid execution by Sellers of this Agreement and such other agreements to which each is a party, constitute valid and binding obligations of Buyer, to the extent it is a party to such agreements, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and any equitable principles relating to or limiting creditors' rights generally and the right to obtain specific enforcement of any obligations of Buyer and by general principles of equity regardless of whether they are considered in a proceeding at law or in equity.

     6.3   No Violation.  The execution, delivery and performance of this
           ------------
Agreement and the other agreements contemplated hereby by Buyer and the consummation of the transactions contemplated hereby or thereby do not and will not (a) conflict with or result in any breach of, (b) constitute a default under, (c) result in a violation of, or (d) give any third party the right to accelerate any obligation under the provisions of Buyer's certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is bound or affected, or any law, statute, rule, regulation, judgment or decree to which Buyer is subject.

     6.4   Litigation.  There are no actions, suits, proceedings, orders or
           ----------
investigations pending or, to the knowledge of Buyer, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to materially and adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

     6.5   Brokers and Finders.  Buyer has not employed any broker, finder,
           -------------------
consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, if the Closing does not occur. Buyer agrees to bear all costs it incurs in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

     6.6   Statements True and Correct.  No representation or warranty of Buyer
           ---------------------------
in this Agreement and no exhibit, document, statement, certificate or Schedule furnished or to be furnished to Sellers pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement or facts contained herein or therein not misleading or necessary to provide Sellers with adequate and complete information as to Buyer.


                            ARTICLE 7 - TERMINATION


     7.1   Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing:

           (a) by mutual consent of Sellers and Buyer;

           (b) by Sellers on the one hand or Buyer on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if there has been a material breach by the other party or parties of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party or parties of such breach; or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby;

           (c) By Buyer pursuant to Section 7.4 or 8.10 hereof; or

           (d) by Sellers on the one hand or Buyer on the other hand if the Closing hereunder has not been consummated by the termination date set forth in Section 2.4(a) hereof, provided that if a party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby, that party shall not be entitled to terminate pursuant to this Section 7.1(d).

     7.2   Effect of Termination.  In the event of termination of this
           ---------------------
Agreement by Sellers or Buyer as provided above, this Agreement, except this
Section 7.2, Section 7.3 and Article 9 hereof, will forthwith become void; provided, however, that a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination.

     7.3   Confidentiality.  In the event of any termination of this Agreement,
           ---------------
each Seller and Buyer shall treat as confidential and not disclose, or use directly or indirectly for its benefit in any manner whatsoever, or permit others under its control to disclose, or to use, any information concerning another person or entity obtained pursuant to or in connection with the transaction which is the subject of this Agreement which is not generally known to the trade or a matter of public knowledge, and each Seller and Buyer shall each promptly return to the other or destroy upon written request all written information and documents received from the other or its representatives, including all copies thereof.

     7.4   Risk of Loss. Sellers assume all risk of condemnation, destruction or
           ------------
Loss ue to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction or Loss is such that the Business is interrupted or curtailed or the Purchased Assets are materially affected, then Buyer shall have the right to terminate this Agreement. If the condemnation, destruction or Loss is such that the Business is neither interrupted nor curtailed nor the Purchased Assets materially affected, no party shall be entitled to terminate this Agreement as a result thereof, and the Base Purchase Price shall be adjusted at the Closing to reflect such condemnation, destruction or Loss, to the extent that insurance or condemnation proceeds paid or to be paid to Buyer are not sufficient to cover such destruction or Loss. If the parties are unable to agree on such Base Purchase Price adjustment prior to the date upon which all conditions to Closing are satisfied and the Closing would otherwise occur: (i) the Closing shall take place on schedule, (ii) Buyer shall pay to Sellers the full Base Purchase Price plus the Estimated Inventory Amount (subject to the adjustments required by Section 2.2(d)(i) hereof) in accordance with this Agreement, (iii) the parties shall submit the dispute regarding the Base Purchase Price adjustment to arbitration in accordance with Section 8.11 hereof, and (iv) within ten (10) days after a decision is rendered by the arbitrator, Sellers shall pay to Buyer the amount of any Base Purchase Price adjustment determined by the arbitrator, if any, plus interest thereon at the Prime Rate from the date of Closing through the date of payment.


                       ARTICLE 8 - ADDITIONAL AGREEMENTS

     8.1  Indemnification.
          ---------------

          (a)  Agreement of Sellers to Indemnify.  Subject to the terms and
               ---------------------------------
     conditions of this Section 8.1, Sellers, jointly and severally, agree to indemnify, defend and hold harmless Buyer and its officers, directors, shareholders, controlling persons, affiliates and representatives (the "Buyer Indemnitees"), and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Buyer Indemnitee and resulting from, based upon, or arising out of:

               (i) the breach of any representation or warranty of Sellers contained in or made pursuant to this Agreement or in any certificate, Schedule or exhibit furnished by Sellers in connection herewith;

               (ii) a breach of or failure to perform any covenant or agreement of any Seller made in this Agreement;

               (iii) any Excluded Liability; and

               (iv) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses, (including, without limitation, reasonable legal fees and expenses) incident to subsections (i), (ii) or (iii) of this
          Section 8.1(a) or the enforcement of this Section 8.1(a).

          (b)  Agreement of Buyer to Indemnify.  Subject to the terms and
               -------------------------------
     conditions of this Article 8, Buyer agrees to indemnify, defend and hold harmless Sellers and their officers, directors, shareholders, controlling persons, affiliates and representatives (the "Seller Indemnitees"), and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, such Seller Indemnitee and resulting from, based upon, or arising out of:

               (i) the breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or in any certificate, Schedule or exhibit furnished by Buyer in connection herewith;

               (ii) a breach of or failure to perform any covenant or agreement of Buyer made in this Agreement;

               (iii) any Assumed Liability;

               (iv) any claim brought by any Hired Employee to the extent that such Hired Employee alleges that he or she was damaged solely as a result of Sellers having delivered to Buyer copies or originals of such Hired Employee's personnel and medical records; provided, however, this subsection (iv) is not intended to cover any liability or obligation included within the definition of Excluded Liabilities, nor is it intended to cover any claim or cause of action (A) for any Seller's breach of contract or promise not to disclose any information contained in such records or (B) relating to any information contained in such records; and

               (v) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses, (including, without limitation, reasonable legal fees and expenses) incident to subsections (i), (ii), (iii) or (iv) of this Section 8.1(b) or the enforcement of this Section 8.1(b).

          (c)  Procedure for Indemnification.
               -----------------------------

     (i) Any claim for indemnification under this Section 8.1 (an "Indemnification Claim") shall be made by the party claiming indemnification (the "Indemnitee") by delivery of a written notice to the party against whom indemnification is claimed (the "Indemnitor") requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as defined below), containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

               (ii) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 8.1(d) shall be observed by the Indemnitee and the Indemnitor.

               (iii) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (iv) hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved by such Indemnitee and the Indemnitor within 15 days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 8.11.



               (iv) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitor shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

          (d)  Third Party Claims.
               ------------------

               (i) For purposes of this Agreement, "Third Party Claim" means any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding (including, without limitation, an audit by any taxing authority) that is instituted against an Indemnitee by a person other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

               (ii) The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                     a. The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indemnitor of any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitor to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification

               Claim as specified in Section 8.1(c) which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                     b. If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

                     c. No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Section 8.1 shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $25,000 or less where the Indemnitor has not responded within five (5) business days of notice of a proposed settlement. If the

               Indemnitor assumes the defense of such a Third Party Claim, (y) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent unless (1) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (2) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and
               (3) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (z) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

                     d. In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

                    (e)  Exclusive Remedy.  The indemnification rights provided
                         ----------------
               in this Section 8.1 shall be the sole and exclusive remedy available to each of the parties to this Agreement as against the other party for any breach of representation or warranty or failure to fulfill any covenant or agreement contained herein.

                    (f)  Survival.  Subject to the provisions of subsection (g)
                         --------
               hereinbelow, all representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

                    (g)  Time Limitations.  Sellers will have no liability to
                         ----------------
               the Buyer Indemnitees with respect to the matters described in clause (i) of Section 8.1(a) and clause (iv) of Section 8.1(a) insofar as it related to clause (i) thereof (other than the representations and warranties set forth in Sections 5.2 and 5.8 hereof) unless written notice asserting an Indemnification Claim based thereon is given to Sellers prior to the second anniversary of the Closing Date. With respect to the representations and warranties set forth in Section 5.8 hereof, Sellers will have no liability to Buyer Indemnitees unless written notice asserting an Indemnification Claim based thereon is given to Sellers prior to the third anniversary of the Closing Date. With respect to the representations and warranties set forth in Section 5.2 hereof, Sellers will have no liability to Buyer

               Indemnitees unless written notice asserting an Indemnification Claim based thereon is given to Sellers prior to the tenth anniversary of the Closing Date.

                    (h)  Limitations as to Amount.
                         ------------------------

                         (i) Sellers shall have no liability with respect to the matters described in clause (i) of Section 8.1(a), and clause (iv) of Section 8.1(a) insofar as it relates to clause (i) thereof, until the total of all Losses with respect thereto exceeds One Million Dollars ($1,000,000), and then Sellers shall only be liable for the amount by which such Losses exceed Five Hundred Thousand Dollars ($500,000). Sellers shall be liable for the full amount of any Losses described in clauses (ii) and (iii) of Section 8.1(a), and clause (iv) of Section 8.1(a) insofar as it relates to clauses (ii) and (iii) thereof. The limitations set forth in Section 8.1(g) hereof and this Section 8.1(h) shall not apply to any fraud or any intentional misrepresentation or breach of warranty of Sellers or any intentional failure to perform or comply with any covenant or agreement of any Seller, and Sellers shall be liable for all Losses with respect thereto.

                         (ii) Buyer shall be liable for the full amount of any
                    Losses described in Section 8.1(b).

               (i)   Tax Effect and Insurance.  The liability of any
                     ------------------------
          Indemnitor with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitee as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitee as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitor of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 8.11 of this Agreement.

               (j)   Subrogation.  Upon payment in full of any Indemnification
                     -----------
          Claim, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

8.2  Employees of the Business.
     -------------------------

          (a)  No Obligation to Hire.  Subject to the provisions of Section
               ---------------------
     8.2(f) hereof, nothing in this Agreement (i) requires Buyer to hire, or to offer to hire, the current employees of the Business, (ii) constitutes an offer to employ such employees, or (iii) requires Buyer to pay any such persons severance pay in the event of termination except as expressly set out below. The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any such other person, including any current or former employee or agent of any Seller or any dependent or beneficiary of any of them.

          (b)  Vacation Pay.  Buyer agrees to give each employee of the Business
               ------------
     hired by Buyer (the "Hired Employees") credit for prior years of service with Sellers for purposes of calculating vacation pay that may be received pursuant to the vacation pay policy of Buyer as may be in effect from time to time after the Closing, and will waive any eligibility requirements of such policy with respect to the Hired Employees. Subject to normal business requirements, Buyer will allow the Hired Employees to take any unused vacation for the calendar year in which the Closing occurs but unused under Sellers' vacation policy in effect at the Closing, provided that a reduction in the cash consideration for the pay owed for such unused vacation is made pursuant to Section 2.2(d)(ii) hereof, and Buyer may require that such unused vacation be taken in 1996.

          (c)  Employee Files.  To the extent permitted by law, on the Closing
               --------------
     Date or as soon as practicable thereafter, Sellers shall deliver to Buyer a copy of all historical personnel and medical records of each of the Hired Employees, including but not limited to, Forms I-9, employment agreements, confidentiality agreements and non-compete agreements; provided, however, that (i) Sellers shall provide

     Buyer access to the original of any document contained in any such employee files if Buyer has a reasonable business need therefor, and (ii) Sellers shall provide to Buyer the originals of all Forms I-9 for the Hired Employees upon Buyer's request therefor.

          (d)  No Assumption of Employee Obligations.  Except to the extent
               -------------------------------------
     expressly set out in this Section 8.2 or included in the Assumed Liabilities, Buyer does not, and shall not, assume or be responsible for any obligation or liability arising out of any employment relationship of Sellers, or any of them, and without limiting the foregoing, Buyer shall have no liability or obligation in connection with current or former employees or agents of Sellers or any dependent or beneficiary of any of them by reason of their relationship to Sellers, or any of them, for the following: (i) unpaid wages, salaries or other compensation; (ii) contributions to or payments under employee benefit plans, programs, policies, arrangements or understandings; (iii) accrued, but unused vacation, holiday, sick leave and severance pay, if any; (iv) liabilities or obligations under any collective bargaining agreement or bargaining relationship; or (v) claims, demands, administrative proceedings or suits arising out of, or in connection with, alleged unlawful employment practices of Sellers, or any of them.

          (e)  Insured Fringe Benefit Plans; COBRA Coverage.  It is understood
               --------------------------------------------
     and agreed that Sellers will administer their insured fringe benefit plans, at their-expense, for the benefit of current and former employees for claims relating to matters arising before the Closing Date, even though doing so may have an adverse effect on future costs or premiums with respect to such plans and may result in retroactive premium adjustments. Sellers shall be responsible for complying with the requirements of Code
     Section 4980B and Part 6 of Title I of

     ERISA for their respective employees (including those employees who are hired by Buyer on or after the Closing Date) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code
     Section 4980B) occurs on or prior to the Closing Date.

          (f)  WARN Agreements.  Buyer shall refrain from engaging in any plant
               ---------------
     closing or mass layoff within the meaning of the Worker Adjustment Retraining Notification Act, 29 U.S.C. Sec. 2101 et. seq. (the "WARN Act"),
                                                      -------
     for a period of at least ninety (90) days after Closing; provided, however, that Buyer shall have no obligation to Sellers for a breach of this Section 8.2(f) to the extent that any such plant closing or mass layoff by Buyer results from any terminations or layoffs of employees by Tyson within the 90-day period prior to the Closing Date.

     8.3  Continuing Assistance.  At any time and from time to time after the
          ---------------------
Closing, at Buyer's request and without further consideration or compensation whatsoever, each Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto. Subsequent to the Closing, each Seller will refer all customer, supplier, and other inquires relating to the Business to Buyer. At any time and from time to time after the Closing, at Sellers' request and without further consideration or compensation whatsoever, Buyer will execute and deliver such other instruments of assignment and assumption and take such action as Sellers may reasonably deem necessary or desirable in order to more effectively evidence the assumption by Buyer of the Assumed Liabilities.

     8.4   Expenses.  Except as otherwise expressly provided herein, each party
           --------
will pay all of its expenses, including attorneys', accountants' and brokers' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement. All state, county or local sales, use or other transfer taxes required to be paid on the transfer of any of the Purchased Assets will be prorated through to the Closing Date and paid by such party as is customary pursuant to state and local law, ordinance or custom.

     8.5   Press Releases and Announcements.  No press releases, announcements
           --------------------------------
or other disclosure related to this Agreement, the transactions contemplated herein or the consideration paid hereunder or pursuant to any agreement ancillary hereto will be issued by any party hereto without the joint approval of Buyer and Tyson, except for any public disclosure which any party hereto in good faith believes is required by law (in which case the disclosing party will consult with the other party prior to making such disclosure). Buyer and Tyson shall be liable for any breaches of this provision by any of their respective affiliates, employees or representatives.

     8.6   Continuing Access to Records.  For a period of not less than three
           ----------------------------
(3) years from the Closing Date (plus any additional time during which a party has been advised that (a) there is an ongoing tax audit with respect to periods prior to the Closing Date, or (b) such period is otherwise open to assessment) Buyer agrees to give Sellers reasonable cooperation, access and staff assistance, as needed, during normal business hours with respect to books and records and other financial data delivered to Buyer hereunder, and Sellers agree to give Buyer reasonable cooperation, access, and staff assistance, as needed, during normal business hours with respect to books and records and other financial data retained by Sellers, as may be necessary for general business purposes, including, without limitation for (x) the preparation of tax return and financial statements and (y) the management and handling of tax audits, to an extent as will not unreasonably interfere with a party's conduct of its business, and to keep such materials reasonably accessible. A party will not destroy or otherwise dispose of such materials for such time without the written consent of the other party, which shall not be unreasonably withheld. From and after the Closing Date, Tyson agrees to furnish to Buyer such financial information as Buyer shall reasonably request in connection with, and for inclusion in, any filings required to be made by Buyer with the Securities Exchange Commission or any other governmental authorities, including, without limitation, the 1996 Audit; provided, however, that the foregoing shall not require Tyson to furnish any such financial information in a format different than that format then used by Tyson for its own internal purposes or cause any such financial information to be audited and reported upon by independent certified public accountants. Buyer shall reimburse Tyson for its actual cost and expense (including, without limitation, reasonable professional fees and expenses) incurred in furnishing such financial information (other than the cost of preparing the 1996 Audit) to Buyer.

     8.7   Bulk Transfer Laws.  Buyer hereby waives compliance by Sellers with
           ------------------
the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets. Notwithstanding anything to the contrary in Section 8.1 hereof, Sellers, jointly and severally, agree to indemnify Buyer against all liability, damage or expense which Buyer suffers due to the failure to so comply or to provide notice required by the bulk transfers laws (excluding from such indemnity any Assumed Liabilities or a liability indemnified by Buyer pursuant to Section 8.2(b) hereof).

     8.8   Allocation of Purchase Price.  The cash portion of The Purchase
           ----------------------------
Price shall be allocated among each item or class of the Purchased Assets as agreed by the parties hereto. No less than ten (10) days prior to the Closing Date, Tyson shall deliver to Buyer a written proposal of the allocation, and such allocation shall be deemed accepted by Buyer unless objected to in writing within five (5) after its receipt by Buyer. If the parties cannot resolve any dispute as to the allocation, the matter will be submitted for resolution by the Neutral Auditors. Buyer and Tyson shall each pay one-half of the cost of the fees and expenses of the Neutral Auditors in resolving any dispute with respect to such allocation. With respect to the Purchase Price allocation finally determined or agreed upon by the parties (or as resolved by the Neutral Auditors), Buyer and Sellers shall prepare Form 8594 in a manner consistent with such allocation and shall timely file such Form 8594 with the Internal Revenue Service.

     8.9   Third Party Beneficiaries.  This Agreement does not create any
           -------------------------
rights in parties who are not a party to this Agreement.

     8.10  Supplemental Schedules. At any time and from time to time between the
           ----------------------
date hereof and the Closing Date, Sellers shall have the right and the continuing obligation to supplement any of the Schedules contained in Article 5 hereof with respect to any matter arising after the date hereof that, if existing or occurring at such date, would have been required to be set forth or described in such Schedules; provided, however, that Buyer may unilaterally extend the Closing Date if necessary to allow Buyer ten (10) business days to review such supplements to the Schedules prior to the Closing Date. If, in Buyer's reasonable determination, any such supplements to the Schedules reveal any material adverse change with respect to the Business or the Purchased Assets, or any condition or event which threatens to result in a material adverse change with respect to the Business or the Purchased Assets, Buyer shall have the option to (a) terminate this Agreement pursuant to Section 7.1, without liability to any party hereto, or (b) elect not to terminate this Agreement, and to close the transactions contemplated herein and then any failure, breach or other such fact, matter or circumstance disclosed in such supplements to the Schedules, shall be deemed disclosed for the purposes therein stated and Sellers shall be relieved of any indemnification obligation with respect to such disclosed failure, breach or other fact, matter or circumstance, unless there is a specific mutual agreement entered into with respect to the fact, matter or circumstance so disclosed. Further, each party agrees to inform the other on or before the Closing Date, of such party's knowledge of any breach by the other of any representation or warranty at any time made or reiterated at

Closing, and no claim shall be made under the indemnification provisions hereof by Buyer in respect of any such cited representation or warranty known to Buyer as of the Closing Date unless Buyer, as a condition of such Closing, enters into a mutually acceptable agreement with Sellers with respect to any such representation or warranty hereunder.

     8.11 Arbitration.  If a dispute, controversy or claim arises out of or in
          -----------
connection with the terms and conditions of this Agreement, except as set forth in Sections 2.3, 8.8 and 8.12 hereof, it shall be submitted to binding arbitration which shall be conducted as follows: (a) the arbitrator shall be an independent third party knowledgeable of the beef further processing and distribution industries and mutually satisfactory to Buyer and Sellers; (b) the arbitrator, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (c) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date such arbitration is commenced and shall be final and binding on the parties hereto; and (d) all arbitration proceedings shall be conducted in English in a location mutually agreed upon by the parties.

     8.12 Covenants Not to Compete.
          ------------------------

          (a) Sellers' Covenants.  Each Seller acknowledges that the beef and
              ------------------
     pork based products of the Business are currently distributed in and throughout all states of the United States (the "Area"). Each Seller acknowledges that an important part of the benefits that Buyer will receive in connection with the transactions contemplated hereby is the ability to carry on the Business free from competition by such Seller and its affiliates. In order that Buyer may enjoy such benefits, each Seller agrees that, for a period of two (2) years from the Closing Date, except as set forth below, such Seller will not, and will cause its affiliates not to, engage at any place in the Area, directly or indirectly, alone or in association with any other person, in the business of producing and/or selling beef and pork based products of the type produced and/or sold by the Business as conducted on the Closing Date (the "Restricted Business"), or own, share in the earnings of, or invest in the equity securities of, any person engaged at any place in the Area in the Restricted Business, except that (i) such Seller and its affiliates may purchase equity securities in a publicly-traded company that is engaged in the Restricted Business in an amount not to exceed five percent (5%) of the total equity interest in such company, (ii) such Seller and/or its affiliates may continue to produce and/or sell those products described and identified on
     Schedule 8.12 hereto, and (iii) such Seller and its affiliates may acquire businesses that conduct operations that include businesses engaged in the Restricted Business, provided such operations account for twenty-five 25% or less of the total revenues of the acquired business as a whole in the last complete fiscal year of such acquired business prior to the date of such acquisition. Tyson represents that, except for the Business, neither it nor any of its affiliates produces beef or other beef-based products. For purposes of this Agreement, an affiliate of a Seller is any entity, directly or indirectly, controlling, controlled by or under common control with Tyson. The restrictions contained in this Section 8.12(a) are made and given to protect and preserve unto Buyer the benefit of its acquisition of the Purchased Assets, the Business and the goodwill associated therewith. Each Seller further acknowledges and agrees that such restrictions are fair and reasonable, that such restrictions are necessary to protect and preserve unto Buyer and its affiliates the benefit of its bargain in the acquisition of the Purchased Assets and the Business, and that such restrictions are necessary for the protection of the legitimate business interests of the Buyer and its affiliates.

          (b) Buyer Covenants.  Buyer acknowledges that Sellers' poultry based
              ---------------
     products are currently distributed in and throughout the Area. Buyer acknowledges that, as a material inducement to Sellers agreeing to sell the Business to Buyer, a benefit that Sellers expect to receive in connection with the transactions contemplated hereby is the ability to carry on their business of producing and selling poultry based products free from competition by Buyer and its affiliates. In order that Sellers may enjoy such benefits, Buyer agrees that, for a period of two (2) years from the Closing Date, except as set forth below, Buyer will not, and will cause its affiliates not to, engage at any place in the Area, directly or indirectly, alone or in association with any other person, in any business of producing and/or selling any poultry based products (other than those items listed on Schedule 2.1(a)(ix) hereto) or any Excluded Products, or own, share in the earnings of, or invest in the equity securities of, any person engaged in such business in the Area, except that (i) Buyer and its affiliates may purchase equity securities in a publicly traded company that is engaged in such business in an amount not to exceed five percent (5%) of the total equity interest in such company, (ii) Buyer and its affiliates may acquire businesses that conduct operations that include such business, provided such operations account for twenty-five 25% or less of the total revenues of the acquired business as a whole in the last complete fiscal year of such acquired business prior to the date of such acquisition, and (iii) Buyer and its affiliates may produce poultry based products for non-affiliates of Buyer that currently produce and market poultry based products so long as such poultry based products are marketed and sold by such non-affiliates and not by Buyer or its affiliates (i.e. co-pack arrangements only). For purposes of this Agreement, an affiliate of Buyer is a company, directly or indirectly, controlling, controlled by or under common control with Buyer. The restrictions contained in this Section 8.12(b) are made and given to protect and preserve unto Sellers the benefit of the transactions described herein. Buyer further acknowledges and agrees that such restrictions are fair and reasonable, that such restrictions are necessary to protect and preserve unto Sellers and their affiliates the benefit of their bargain in the disposition of the Purchased Assets and the Business, and that such restrictions are necessary for the protection of the-legitimate business interests of the Sellers and their affiliates.

          (c) Remedies.  The restrictive covenants contained in this Section
              --------
     8.12 are independent of each other and of any other provision of this Agreement, and the existence of a claim which one party may allege against the other, whether based on this Agreement or otherwise, will not prevent the enforcement of any of these covenants. Each party subject to the non-competition restrictions agrees that the other party's remedies at law for any breach or threat of breach by the restricted party of the provisions of this Section 8.12 will be inadequate, and that the non-breaching party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the non-breaching party may be entitled at law or equity. Should any provision of these covenants be held invalid, illegal or unenforceable, in whole or in part, the validity, legality or enforceability of the remaining part of such provision, and the validity, legality and enforceability of the other provisions hereof, shall not be affected hereby. If any invalidity shall be caused by the length of any period of time, the size of any area, or the scope of activities set forth in any provision hereof, such period of time, such area, such scope or all of such factors, shall be considered to be reduced to the maximum period, area or scope which would cure such invalidity and still be enforceable. Any provision of this Section 8.12 which is held invalid, illegal or unenforceable in any jurisdiction shall not be deemed invalid, illegal or unenforceable in any other jurisdiction.

     8.13 Disclaimer Regarding Projections.  In connection with Buyer's
          --------------------------------
investigation of the Business, Buyer has received from Sellers certain projections, including but not limited to projected statements of income, balance sheets and statements of changes in financial position of Sellers and the Business for the fiscal year ending September 27, 1996 and subsequent years and certain business plan information for such and succeeding fiscal years. This information includes but is not limited to the information contained in a book entitled "Gorges/Quik-to-Fix Foods Offering Memorandum", dated April 30, 1996. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Buyer shall have no claim against Sellers with respect thereto. Accordingly, no Seller makes any representation or warranty with respect to such projections and other forecasts and plans except that no Seller has any knowledge of any information that would render the projections misleading.

     8.14 Communications and Investigations.  Between the date hereof and the
          ---------------------------------
Closing Date, each Seller shall give to Buyer and its authorized representatives (including, without limitation, its counsel, accountants, and lenders or prospective lenders, and their respective agents and employees), during normal business hours, access to the Purchased Assets and the books and records of the Business, and each Seller shall furnish to Buyer and its authorized representatives such additional financial, legal and other information with respect to the Business and the Purchased Assets that Buyer may reasonably request. Between the date hereof and the Closing Date, Buyer shall furnish to Sellers such information with respect to Buyer as any Seller may reasonably request. Prior to the Closing Date, each party shall keep the other party advised of all material developments relevant to the Business and to consummation of the transactions contemplated hereby.

     8.15 Ancillary Agreements.
          --------------------

          (a) Tyson and Buyer shall execute and deliver at Closing the following:

               (i) The Transition Services Agreement in the form of Exhibit "C" hereto (the "Transition Services Agreement");

               (ii) An Accounts Receivable Collection Agreement (the "Collection Agreement") which provides for the orderly collection, receipt and distribution by Sellers and Buyer of accounts receivable; and

               (iii) A Trademark License Agreement (the "License Agreement") which provides for the licensing by Tyson and Tyson Holding to Buyer of the right use certain Intellectual Property for a limited period of time.

          (b) The parties acknowledge that a material inducement to Buyer entering into this Agreement is the promise by Tyson to purchase from Buyer, subject to agreement between Tyson and Buyer on price and other terms, a substantial portion of Tyson's beef fajita meat (Tyson product codes 3514-001, 2275-001, 5333-001 and 5176-001). Tyson and Buyer hereby agree to negotiate in good faith prior to the Closing towards an agreement (the "Fajita Purchase Order") pursuant to which Tyson will agree to purchase substantially all of its requirements for such product from Buyer, at a price which shall be calculated to yield to Buyer a gross margin on the quantity of such product reasonably consistent with gross margins generally obtained in the industry for similar products at similar quantities and levels of quality. The Fajita Purchase Order shall be for an initial term of one (1) year. In addition to other terms which may be negotiated, the terms of the Fajita Purchase Order will include the Tyson product specifications for such product as well as other standard terms of performance including but not limited to customary quality standards.

     8.16 Sale of L-Street Facility.  The L-Street Facility (which contains more
          -------------------------
than one parcel and is described on Schedule 8.16 hereto) shall be retained by Gorges and put up for sale as soon as reasonably possible after the date of this Agreement. Gorges and Buyer agree that the proceeds of such sale or sales, net of any costs associated with the completion of thereof and the ownership and maintenance of the L-Street Facility from the Closing Date to the date of such sale or sales, will be delivered solely to Buyer within five (5) business days following the closing of such sale or sales (unless such sale or sales occurs more than five (5) days prior to the Closing Date in which event such proceeds will be delivered to Buyer at the Closing). Buyer hereby agrees that Gorges shall have the right in its discretion to agree to all of the terms, conditions and provisions of the sale or sales of the L-Street Facility, subject to final approval by Buyer which will not be unreasonably withheld. Buyer's right to approve the terms of such sale or sales shall in no way subject Buyer to any liability as an owner or operator of the L-Street Facility. Gorges agrees to use its best efforts to seek the sale of, and to sell, the L-Street Facility as soon as commercially practical after the date hereof.

                           ARTICLE 9 - MISCELLANEOUS

     9.1  Amendment and Waiver.
          --------------------

          (a) This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon Sellers only if set forth in a writing executed by each Seller, and any such amendment or waiver will be binding upon Buyer only if set forth in a writing executed by Buyer.

          (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     9.2  Notices.  Except as otherwise expressly set forth in this Agreement,
          -------
all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or by documented overnight delivery service, or sent by telecopy, telefax, or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail, return receipt requested. Notices, demands and communications to Buyer or Sellers will, unless another address is specified in writing, be sent to the address indicated below:

If to Sellers, to:       Tyson Foods, Inc.
                         2210 Oaklawn Drive
                         P.O. Box 2020
                         Springdale, Arkansas 72765-2020
                         Attn:  John H. Tyson
                         (501) 290-4000
                         (501)  290-4028 (FAX)

with a copy to:          Tyson Foods, Inc.
                         2210 Oaklawn Drive
                         P.O. Box 2020
                         Springdale, Arkansas 72765-2020
                         Attn: David L. Van Bebber, Esq.
                         (501) 290-4000
                         (501) 290-7967 (FAX)

If to Buyer, to:         Gorges/Quik-to-Fix Foods, Inc.
                         c/o Cravey, Green & Wahlen
                         Suite 210
                         Twelve Piedmont Center
                         Atlanta, Georgia 30305
                         Attn:  Bill Davies
                         (404) 816-3255
                         (404) 816-3258 (FAX)

with a copy to:          Alston & Bird
                         One Atlantic Center
                         1201 West Peachtree St.
                         Atlanta, Georgia 30309-3424
                         Attn:  Sidney J. Nurkin, Esq.
                         (404) 881-7000
                         (404) 881-7777 (FAX)

     9.3  Assignment.  This Agreement and all of the provisions hereof will be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without prior written consent of the other party; provided, however, that Buyer may assign its rights hereunder to any lender to Buyer upon the condition that such lender may only exercise any of Buyer's rights hereunder if Buyer is then and continues to be in default under any credit agreement with such lender.

     9.4  Severabilily.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9.5  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     9.6  Section Headings.  The headings of sections contained in this
          ----------------
Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to sections or subsections refer to the corresponding sections and subsections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereinabove" and "hereinbelow," and words of similar import, refer to this

Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

     9.7  Complete Agreement.  This document and the documents referred to
          ------------------
herein or attached hereto contain the complete Agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     9.8  Governing Law.  The substantive law (and not the law of conflicts) of
          -------------
the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     9.9  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts (including by means of FAXed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.


[Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.

                                         TYSON FOODS, INC.,
                                         A DELAWARE CORPORATION

                              By: /s/ John Tyson
                                 ----------------------------------------
                              Name:           John Tyson
                                   --------------------------------------
(Corporate Seal)              Title: President, Beef and Pork Division
                                    -------------------------------------


                                         GORGES FOODSERVICE, INC.,
                                         A TEXAS CORPORATION

                              By:  /s/ Leland E. Tollett
                                 ----------------------------------------
                              Name:           Leland E. Tollett
                                   --------------------------------------
(Corporate Seal)              Title:          Chairman
                                    -------------------------------------


                                         TYSON HOLDING COMPANY,
                                         A DELAWARE CORPORATION

                              By:  /s/ James G. Ennis
                                 ----------------------------------------
                              Name:           James G. Ennis
                                   --------------------------------------
(Corporate Seal)              Title:          Treasurer
                                    -------------------------------------


                                         GORGES/QUIK-TO-FIX FOODS, INC.,
                                         A DELAWARE CORPORATION

                              By:  /s/ James A. O'Donnell
                                 ----------------------------------------
                              Name:           James A. O'Donnell
                                  ---------------------------------------
(Corporate Seal)              Title:          President
                                    -------------------------------------

                                                                       EXHIBIT A

                           Form of Investment Letter
                           -------------------------
                    for Institutional Accredited Investors
                    --------------------------------------



                                                                          , 1996


NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street, NCl-007-07-01
Charlotte, NC 825-0001

Gorges/Quik-to-Fix Foods, Inc.
c/o CGW Southeast Partners, III, L.P.
Suite 210
Twelve Piedmont Center
Atlanta, Georgia 30305
Attention:  William A. Davies and James A. O'Donnell


Ladies and Gentlemen:

In connection with our purchase of the Notes we confirm that:

     1. We understand that the Notes are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

     2. We acknowledge that (a) neither the Company, nor the Initial Purchaser (as defined in the Offering Memorandum dated November 20, 1996 relating to the Notes (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchaser has made any representation to us with respect to the Company or the offer or sale of any Notes and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes (including a copy of the Final Memorandum) is or has been made available to us.

     3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 5 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (an "IAI") able to bear the economic risk of investment in the Notes.

     4. We understand that the minimum principal amount of Notes that may be purchased by an IAI is $250,000.

     5. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

     6. We understand that (a) the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

     "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction."

     7. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

         (a) the Notes are sold in compliance with Rule 144(k) under the Securities Act; or

         (b) the Notes are sold in compliance with Rule 144A under the Securities Act; or

         (c) the Notes are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

         (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

         (e) the Notes are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

         (f) the Notes are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to

                                     -A-2-
such effect or such other documentation as the Company or its designee may reasonably request.

     8. We understand that the Company and NationsBanc Capital Markets, Inc., as the Initial Purchaser, and other persons will rely upon the truth and accuracy of the statements set forth herein, and we agree that if any of such statements are no longer true or accurate, we will promptly so notify the Company and NationsBanc Capital Markets, Inc.

                              Very truly yours,



                              By ______________________
                                   (Authorized Officer)

                                     -A-3-

                                                                     Exhibit "A"
                                                                     -------



NationsBank


September 27, 1996

CGW Southeast Partners III, L.P.
Suite 210
Twelve Piedmont Center
Atlanta, GA 30305
Attention:    Bill Davies
              Jim O'Donnell

Gentlemen:

We understand that CGW Southeast Partners III, L.P. ("CGW") is proposing to indirectly acquire Gorges/Quik-to-Fix Foods (the "Division") which represents the beef and pork further processing assets and operations of Tyson Foods, Inc. for an aggregate purchase price including fees and expenses not to exceed $195 million in cash (the "Acquisition Transaction"). We further understand that the Division will be operated as a single operating company (the "Company"). In connection with the Acquisition Transaction, and to finance the same, you have informed us that the Company intends to (i) issue $100 million aggregate principal amount of senior subordinated notes, (ii) obtain a senior secured term loan/revolving credit facility in the amount of $70 million, and (iii) receive a cash common equity contribution from CGW and others in an amount of at least $45 million (the transactions in (i), (ii) and (iii) collectively referred to as the "Financings"). In issuing this letter, we have relied on the information provided to us with respect to the Division, the Acquisition Transaction and the Financings and have assumed, without independent verification, that such information, financial and otherwise, is accurate and complete.

At your request, based on our understanding of the Financings and Acquisition Transaction and subject to the conditions set forth below, we are pleased to confirm that NationsBanc Capital Markets, Inc. ("NCMI") is highly confident of its ability to underwrite the public sale or private placement under Rule 144A under the Securities Act of 1933, of $100 million of senior subordinated notes of the Company (the "Securities").

We acknowledge that, in arriving at the opinion contained herein, we conducted a review of the business, operations and financial performance of the division, the scope of which was sufficient to allow us to arrive at the opinion contained herein. Our underwriting of the Securities would be subject to the Company's acquisition of the Division on terms and conditions substantially consistent with the draft of the proposed Asset Purchase

Agreement furnished by Tyson on or about September 23, 1996, completion of the remaining required Financings for such acquisition on terms and conditions as outlined in the commitment letter of even date, execution of our customary underwriting or placement agreement (and satisfaction of the conditions contained therein), finalization of acceptable terms for the Securities and documentation thereof receipt of audited and proforma financial statements for each of the three fiscal years ending September 30, 1996 and other information of the Company and/or the Division that are necessary to complete the offering, no material adverse change in the business, assets, condition (financial or otherwise) or prospects of the Division or the Company (the "Business") or in market conditions, completion of any remaining due diligence to meet customary standards in underwriting securities comparable to the Securities without the discovery of new or additional information that is materially adverse to the Business, the absence of any federal or state regulatory restrictions with respect to the issuance of the Securities, satisfactory indemnification for all matters arising out of this transaction, availability of Division and Company personnel for road show meetings with prospective investors, in the case of a public sale of the securities, if the Securities are to be sold to the public, effectiveness of a Registration Statement satisfactory to us with respect to the Securities and, in the case of the private placement of the Securities, preparation of an offering document satisfactory to us with respect to the Securities.

This letter is intended solely for the benefit of and use of CGW in connection with the acquisition of the Division. This letter does not constitute a commitment by NCMI to underwrite the sale of the Securities. This letter shall not be used by or for the benefit of any other person without the express written consent of NCMI.

Very truly yours,
NATIONSBANC CAPITAL MARKETS, INC.

By:____________________________
     William B. Sacher
     Managing Director

                                                                     Exhibit "B'
                                                                     -----------



NationsBank

                                October 1, 1996

CGW Southeast Partners III, L.P.
Suite 210
12 Piedmont Center
Atlanta, Georgia 30305

RE:  Gorges/Quick-to-Fix Foods Acquisition Financing
     -----------------------------------------------

Ladies and Gentlemen:

You have advised us that a group of investors to be arranged by you which shall include you as a majority investor (the "Investors") has formed or will form a corporation (the "Borrower") wholly-owned by a newly formed holding company (the "Parent") wholly-owned by the investors, and that the Investors intend to cause the Borrower to make an offer (the "Offer") to acquire specified assets of and to assume specified liabilities of the Gorges/Quick-to-Fix Foods division (the "Acquired Company") of Tyson Foods, Inc. ("Tyson") for up to $195 million, including fees and expenses (hereinafter the acquisition of Acquired company may be referred to as the "Acquisition"). You have advised us that $70 million in senior debt financing will be required in order to effect the Acquisition, to pay the costs and expenses related to the Acquisition and to provide for ongoing general corporate purposes after completion of the Acquisition and that no external financing other than the financing described herein and the $100 million senior subordinated debt financing (the "Subordinated Debt") described in the term sheet attached hereto will be required in connection with the Acquisition. The Investors will directly or indirectly contribute $45 million of common equity capital to the Borrower prior to the Acquisition.

In connection with the foregoing, NationsBank of Texas, N.A. ("NationsBank" or
                                                               -----------
the "Agent") is pleased to advise you of its commitment, which shall not be
     -----
conditioned on the syndication hereinafter described, to provide the full principal amount of the Credit Facilities described in the term sheet attached hereto as Annex I (the "Term Sheet"). NationsBanc Capital Markets, Inc. ("NCMI") is pleased to advise you of its commitment, as Arranger and Syndication Agent for the Credit Facilities, to form a syndicate of financial institutions (the "Lenders") reasonably acceptable to you for the Credit Facilities. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet.

The commitments of NationsBank and NCMI hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to NationsBank and NCMI:

     (a)  completion of each of the terms and conditions set forth herein;

     (b) satisfaction of the Conditions Precedent to Closing set forth in the Term Sheet;

     (c) consummation of the Acquisition on terms and conditions substantially consistent with the draft of the proposed Asset Purchase Agreement furnished by Tyson on or about September 23, 1996;

     (d) execution of a fee letter by you, the Borrower, NationsBank and NCMI prior to or concurrently with the acceptance of this letter by you;

     (e) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facilities consistent with the Term Sheet and otherwise satisfactory to NationsBank and NCMI;

     (f) the absence of any material adverse change in, or disruption of, financial banking or capital market conditions; and

     (g) the continued cooperation of Tyson in obtaining historical financial detail for fiscal years 1994 and 1995 necessary to implement the syndication of the Credit Facilities described in the Term Sheet.

NationsBank will act as Agent for the Credit Facilities and NCMI will act as Arranger and Syndication Agent for the Credit Facilities. No additional agents will be appointed without the prior approval of NationsBank and NCMI.

NationsBank and NCMI have conducted certain due diligence, including meeting with management of the Acquired Company, and reviewing certain information provided to us by you regarding the Acquisition, the Acquired Company, the Borrower and the Parent. NationsBank and NCMI acknowledge that, in issuing the commitment contained herein, NationsBank and NCMI conducted a review of the business, operations and financial performance of the Acquired company, the scope of which was sufficient to allow NationsBank and NCMI to issue the commitment contained herein. If the continuing review by NationsBank and NCMI of the Borrower or the Acquired Company discloses information relating to conditions or events not previously disclosed to NationsBank and NCMI or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank and NCMI which NationsBank and NCMI in their sole discretion believe may have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrower or the Acquired Company, NationsBank and NCMI may, in their sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in the proposed financing.

In addition to the forgoing conditions, as you know, neither we nor you know at this time the precise terms of the Subordinated Debt. Our commitment to provide the Credit Facilities is subject to the requirement that the amount, interest rates, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other terms of the Subordinated Debt be satisfactory to the Agent and the Lenders. We understand that all covenants and defaults contained in the documentation pursuant to which the Subordinated Debt is issued would be less restrictive than those contained in the definitive loan documents for the Credit Facilities and cross defaults to other indebtedness contained in the documentation for the Subordinated Debt will be limited to the acceleration of such other indebtedness rather than a default (monetary or otherwise) in respect of such indebtedness.

You agree to actively assist NationsBank and NCMI in achieving a syndication of the Credit Facilities that is satisfactory to NationsBank, NCMI and you. In the event that such syndication cannot be achieved in a manner satisfactory to NationsBank and NCMI under the structure outlined in the Term Sheet you agree to cooperate with NationsBank and NCMI in developing an alternative structure that will permit a satisfactory syndication of the Senior Credit Facilities. Syndication of the Credit Facilities will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and the Acquired Company, and the proposed Lenders. To assist NationsBank and NCMI in the syndication efforts, you hereby agree to (a) provide and cause your advisors to provide NationsBank and NCMI and the other Lenders upon request with all information reasonably deemed necessary by NationsBank and NCMI to complete syndication, including but not limited to information and evaluations prepared by the Borrower and the Acquired Company and their advisors, or on their behalf, relating to the Acquisition, (b) assist NationsBank and NCMI upon their reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Credit Facilities and (c) otherwise assist NationsBank and NCMI in their syndication efforts, including by making available officers and advisors of the Borrower and the Acquired Company and their subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrower and the Acquired Company and their subsidiaries, as appropriate, at a meeting or meetings of prospective Lenders. You further agree to refrain from engaging in any additional financings for the Acquired Company (except as described in this letter and except for the Subordinated Debt issue described in the Term Sheet) during such syndication process unless otherwise agreed to by NationsBank and NCMI.

It is understood and agreed that NationsBank and NCMI, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Credit Facilities will receive compensation from you outside the terms contained herein and in the Term Sheet in order to obtain its commitment. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of NationsBank and NCMI and that any syndication prior to execution of definitive documentation will reduce the commitment of NationsBank.

You hereby represent, warrant and covenant that (i) all information, other than Projections (as defined below), which has been or is hereafter made available to NationsBank and NCMI or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will
                                                      -------------
be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Borrower and the Acquired Company that have been or are hereafter made available to NationsBank and NCMI or the Lenders by you or any of your representatives (the "Projections") have been or will be
                                        -------------
prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Credit Facilities so that the representation and warranty in the preceding sentence is correct on the such date. In arranging and syndicating the Credit Facilities, NationsBank and NCMI will be using and relying on the Information and the Projections without independent- verification thereof.

By consenting to this letter agreement, CGW Southeast III, L.L.C. (the "General Partner") agrees to reimburse NationsBank and NCMI from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Moore & Van Allen, PLLC, as counsel to NationsBank and the other Lenders) incurred in connection with the Credit Facilities and the preparation of the definitive documentation for the Credit Facilities and the other transactions contemplated hereby.

In the event that NationsBank or NCMI becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this letter, the General Partner, by its execution of the consent set forth below, agrees to reimburse NationsBank and NCMI for their legal and other expenses (including the cost of any investigation and preparation) as they are incurred by NationsBank or NCMI. The General Partner also agrees to indemnify and hold harmless NationsBank, NCMI and their affiliates and their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this letter, unless and only to the extent that it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of NationsBank or NCMI.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitment of NationsBank and NCMI hereunder, provided, however, that the General Partner shall be deemed released of its obligations under the immediately preceding two paragraphs upon the execution of definitive financing documentation.

As described herein and in the Term Sheet, NCMI will act as Arranger and Syndication Agent for the Credit Facilities. NationsBank reserves' the right to allocate, in whole or in part, to NCMI certain fees payable to NationsBank in such manner as NationsBank and NCMI agree in their sole discretion. You acknowledge and agree that NationsBank may share with any of its affiliates (including specifically NCMI) any information relating to the Credit Facilities, the Borrower, the Acquired Company, the members of the Investor Group and their subsidiaries and affiliates.

This letter agreement may not he assigned by you to any person or entity other than the Borrower without the prior written consent of NationsBank and NCMI.

If you are in agreement with the foregoing, please execute and return the enclosed copy of this letter agreement no later than the close of business on October 1, 1996. This letter agreement will become effective upon your delivery to us of executed counterparts of this letter agreement and the fee letter of even date herewith (the "Fee Letter") and, without limiting the more specific terms hereof and of the Term Sheet, you agree upon acceptance of this commitment to pay the fees set forth in the Term Sheet and in the Fee Letter. This commitment shall terminate if not so accepted by you prior to that time. Following acceptance by you, this commitment will terminate on November 30, 1996, unless the Credit Facilities are closed by such time.

Except as required by applicable law, this letter and the Fee Letter and the contents hereof and thereof shall not be disclosed by you to any third party (including the Acquired Company) without the prior consent of NationsBank and NCMI, other than to your attorneys, financial advisors and accountants, in each case to the extent necessary in your reasonable judgment; provided, however, it is understood and agreed that, after acceptance of this letter by you by execution in the space provided below and execution by you of the Fee Letter, you may disclose the terms of this letter to the Acquired Company in connection with the offer. without limiting the foregoing, in the event that you disclose the contents of this letter in contravention of the preceding sentence, you shall be deemed to have accepted the terms of this letter and the Fee Letter.

This letter may be executed in counterparts which, taken together, shall constitute an original. This letter, together with the Term Sheet and the Fee Letter, embodies the entire agreement and understanding among NationsBank, NCMI, the Investor Group and the Borrower with respect to the specific matters set forth herein and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by NationsBank or NCMI to make any oral or written statements inconsistent with this letter. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

                              Very truly yours,

                              NATIONSBANK OF TEXAS, N.A.

                              By: /s/
                                 --------------------------
                              Title: Vice President
                                    -----------------------


                              NATIONSBANC CAPITAL MARKETS,
                              INC.

                              By: /s/
                                 --------------------------
                              Title: Vice President
                                    -----------------------


ACCEPTED AND AGREED TO:

CGW SOUTHEAST PARTNERS III, L.P.

By:  CGW Southeast III, L.L.C.,
     Its General Partner

By: /s/ William A. Davies
    ------------------------------
Title: Partner
       ---------------------------
Date:  10/3/96
     -----------------------------


CONSENTED TO:

CGW SOUTHEAST III, L.L.C.


By:  /s/ William A. Davies
   ------------------------------
Title: Partner
      ---------------------------
Date:  10/3/96
     ----------------------------

                                    ANNEX I
                        GORGES/QUIK-TO-FIX FOODS, INC,
                         SUMMARY OF TERMS & CONDITIONS
                                SEPTEMBER 1996


BORROWER:                A newly formed company which will acquire the
                         outstanding stock or assets of the beef division of Tyson Foods ( the "Acquired Company" or the
                         "Borrower"). Borrower shall be a subsidiary of a holding company (the "Parent"), also newly formed and with no business other than holding the stock of the Borrower and other subsidiaries. The acquisition of the beef division shall be referred to as (the
                         "Acquisition").

GUARANTORS:              The Credit Facilities shall be guaranteed by the Parent
                         and all existing and hereafter acquired subsidiaries of the Borrower and the Parent (the "Guarantors") upon consummation of the Acquisition. All guarantees shall be guarantees of payments not of collection.

AGENT: NationsBank N.A. (the "Agent" or "NationsBank") win act as sole and exclusive administrative and collateral agent. As such, NationsBank will negotiate with the Borrower, act as the primary contact for the Borrower and perform all other duties associated with the role of exclusive administrative agent. No other agents or co-agents may be appointed without the prior written consent of NationsBank and NCMI.

ARRANGER &
SYNDICATION AGENT:       NationsBank Capital Markets, Inc. ("NCMI").

LENDERS: A syndicate of financial institutions (including NationsBank) arranged by NCMI, which institutions shall be acceptable to the Borrower and the Agent (collectively, the "Lenders").

CREDIT FACILITIES:       An aggregate principal amount of up to $70 million will
                         be available under the conditions hereinafter set forth:

                         Revolving Credit Facility: $30 million revolving credit
                         -------------------------
                         facility, which will include a sublimit for the issuance of standby and commercial letters of credit (each a "Letter of Credit") to be determined. Letters of Credit will be issued by NationsBank (in such capacity the "Fronting Bank"), and each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit.

                         Tranche A Term Loan Facility: $40 million term loan
                         ----------------------------
                         facility.

PURPOSE:                 The proceeds of the Credit Facilities shall be used:
                         (i) to pay the cash Portion of the purchase price for the Acquired Company pursuant to the Purchase Agreement (as defined below); (ii) to pay fees and expenses incurred in connection with the Acquisition in an amount not to exceed $9 million and (iii) to provide for working capital and general corporate purposes of the Borrower. No indebtedness or obligations of the Acquired Company will be assumed by Borrower other than certain executory obligations under existing contracts, agreements and leases.

INTEREST RATES:          The Revolving Credit Facility and the Tranche A Term
                         Loan Facility shall bear interest as set forth on Addendum I hereto.

MATURITY:                The Revolving Credit Facility shall terminate and all
                         amounts outstanding thereunder shall be due and payable in full upon the earlier to occur of repayment in full of the Tranche A Term Loans or five years from Closing.

                         The Term Loan Facility shall be subject to repayment according to the Scheduled Amortization. with the final payment of all amounts outstanding plus accrued interest being due five years from Closing.

SCHEDULED
AMORTIZATION:            Term Loan Facilities: The loans made under the Tranche
                         --------------------
                         A Term Loan Facility ("Tranche A Term Loans") will be available in a single borrowing at Closing. The Term
                         Loan Facility will be subject to quarterly amortization of principal based upon the annual amounts shown below
                         (the "Scheduled Amortization").

                                         Tranche A
                                        -----------
                         Loan year 1    $ 5.000,000
                         Loan year 2    $ 7,000.000
                         Loan year 3    $ 9,000,000
                         Loan year 4    $ 9,000,000
                         Loan year 5    $10,000.000


SECURITY:                Concurrently with the Acquisition, the Agent (on behalf
                         of the Lenders) shall receive a first priority perfected security interest in all of the capital stock of the Borrower and each of the domestic subsidiaries
                         (direct or indirect) of the Borrower, which capital stock shall not be subject to any other lien or encumbrance. The Agent (on behalf of the Lenders) shall also receive a first priority perfected security interest in all other present and future assets and properties of the Borrower and its subsidiaries
                         (including, without limitations accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license agreements, and general intangibles).

                         The foregoing security shall ratably secure the Credit Facilities and any interest rate swap/foreign currency swap or similar agreements with a Lender under the Credit Facilities.

MANDATORY PREPAYMENTS
AND COMMITMENT
REDUCTIONS:              In addition to the amortization set forth above, the
                         Credit Facilities will be prepaid to an amount equal to
                         (a) 100% of the Facilities will be prepaid by an amount net cash proceeds of all asset sales by the Parent, the Borrower or any subsidiary of the Borrower (including stock of subsidiaries), subject to de minimus baskets and reinvestment provisions to be agreed upon and net of selling expenses and taxes to the extent such taxes are paid; (b) 50% of Excess
                         Cash Flow (to be defined) pursuant to an annual cash sweep arrangement; (c) 100% of the net cash proceeds from the issuance of any debt (excluding certain permitted debt) by the Parent, the Borrower or any subsidiary; and (d) 50% of the net cash proceeds from the issuance of equity by the Parent, the Borrower or any subsidiary.

OPTIONAL PREPAYMENTS
AND COMMITMENT
REDUCTIONS:              The Borrower may prepay the Credit Facilities in whole
                         or in part at any time without penalty (except as agreed to in Addendum 1), subject to reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings.

CONDITIONS PRECEDENT
TO CLOSING:              The initial funding of the Credit Facilities will be
                         subject to satisfaction of the conditions precedent deemed appropriate by the Agent and the Lenders for leveraged financings generally and for this transaction in particular, including but not limited to the following:

                         (i) The negotiation, execution and delivery, of definitive documentation with respect to the Credit Facilities satisfactory to NCMI, the Agent and the Lenders.

                         (ii) The Agent's satisfactory review of the purchase agreement (including all schedules exhibits thereto) regarding the Acquired Company (the "Purchase Agreement") which shall provide for an aggregate purchase price not in excess of $195 million. The purchase price shall be comprised of a cash payment of $154 million plus an additional cash payment in the amount of the audited value of inventory of the Acquired Company as of the Closing Date and shall include all fees and expenses and the repayment in full of any and all funded debt of the Acquired

                                Company immediately prior to closing. The
                                Purchase Agreement shall have been consummated in accordance with the terms thereof and in compliance with applicable law and regulatory approvals. The Purchase Agreement shall not be altered, amended or otherwise changed or supplemented or any condition therein waived, without the prior written consent of the Agent.

                         (iii) The corporate capital and ownership structure (including articles of incorporation and by-laws), shareholders agreements and management of the Parent, the Borrower and its subsidiaries (after giving effect to the Acquisition, including without limitation), the execution of employment contracts, equity interests and the issuance key man life insurance with key executives of the Acquired Company, shall be reasonably satisfactory to the Agent. Without limiting the generality of the above, the Agent shall be satisfied that the Borrower shall have received the proceeds from the issuance of $100 million of senior subordinated debt under terms and conditions satisfactory to the Agent and a net capital contribution of at least $45 million in common equity from CGW Southeast Partner III, L.P. ("CGW") and others under terms and conditions reasonably satisfactory to the Agent.

                         (iv) The Agent shall have received a pro forma balance sheet of the Borrower and its subsidiaries as of the Closing Date giving effect to the Acquisition and the transactions contemplated hereby and reflecting estimated Purchase price accounting adjustments, prepared by independent public accountants of recognized national standing, and such other information relating to the Acquisition as the Agent may require.

                         (v) There shall not have occurred a material adverse change since September 30, 1995 in the business, assets, operations, condition
                                 (financial or otherwise) or prospects of the Borrower and its subsidiaries or the Acquired Company and its subsidiaries or in the facts and information regarding such entities as represented to date.

                         (vi) Certification as to the financial condition and solvency of the Parent, the Borrower and its subsidiaries (after giving effect to the Acquisition and the incurrence of indebtedness related thereto) from an independent firm acceptable to the Agent.

                         (vii) The Agent shall have received (a) satisfactory opinions of counsel to the Borrower (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Credit Facilities) and such corporate resolutions, certificates and other documents as the Agent shall reasonably require and (b) satisfactory evidence that the Agent (on behalf of the Lenders) holds a perfected, first priority lien in all collateral for the Credit Facilities, subject to no other liens except for permitted liens to be determined.

                         (viii) Receipt of all governmental shareholder and third party consents (including Hart-Scott Rodino clearance) and approval necessary or, in the opinion of the Agent, desirable in connection with the purchase of the Acquired Company and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Acquired Company or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

                         (ix) The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Acquired Company or its subsidiaries or any transaction contemplated hereby, or that could have a material adverse effect on the Acquired Company or its subsidiaries or any transaction contemplated hereby or on the ability of the Borrower and its subsidiaries to perform its obligations under the documents to be executed in connection with the Credit Facilities.

                         (x) Receipt and review, with results reasonably satisfactory to the Agent and its counsel, of information regarding legal litigation, accounting, labor, insurance, real estate leases, material contracts, transition agreements, and ownership properties of the Acquired Company, the Borrower, the Parent, and their respective subsidiaries.

                         (xi) The Agent shall be satisfied that the amount of committed financing available to the Borrower shall be sufficient to meet the ongoing financing needs of the Borrower and its subsidiaries after giving effect to the Acquisition and there shall be no less than $20 million of availability under the Revolving Credit Facility at Closing after giving effect to the Acquisition and all borrowings under the Revolving Credit Facility on such date.

REPRESENTATIONS &
WARRANTIES:              Usual and customary for transactions of this type to
                         include without limitation: (i) corporate status; (ii) corporate power and authority/enforceability; (iii) no violation of law or contracts or organizational documents; (iv) no material litigation; (v) correctness of specified financial statements and no material adverse change; (vi) no required governmental or third
                         Party approvals; (vii) use of
                         proceeds/compliance with margin regulations; (viii) status under Investment Company Act; (ix) ERISA; (x) environmental matters; (xi) perfected liens and security interests; (xii) payment of taxes, and (xiv) consummation of the Acquisition.

COVENANTS:               Usual and customary for transactions of this type, to
                         include without limitation: (i) delivery of financial statements and other reports; (ii) delivery of compliance certificates: (iii) notices of default, material litigation and material governmental and environmental proceedings; (iv) compliance with laws;
                         (v) payment of taxes; (vi) maintenance of insurance;
                         (vii) limitation on liens; (viii) limitations on mergers, consolidations and sales of assets;
                         (ix) limitations on incurrence of debt; (x) limitations on dividends and stock redemptions and the redemption and/or prepayment of other debt; (xi) limitations on investments and acquisitions; (xii)
                         ERISA; (xiii) limitation on transactions with affiliates; and (xiv) limitation on capital expenditures.


                         Financial covenants to include (but not limited to):

                         . Maintenance on a rolling four quarter basis of a Maximum Leverage Ratio (total funded debt/EBITDA)

                         . Maintenance on a rolling four quarter basis of a Minimum Fixed Charge Coverage Ratio (EBITDA less capital expenditures less cash taxes)/(interest expense + scheduled principal repayments)

                         . Maintenance on a rolling four quarter basis of an Interest Coverage Ratio (EBITDA/interest expense), and

                         . Maintenance at all times of a Minimum Net Worth, with step-up provisions to be agreed upon.

                         The Parent shall have agreed that it will not engage in any business, activity or operations other than owning and holding the capital stock of the Borrower and other subsidiaries and activities directly related thereto. The Parent shall not be permitted to merge with or into any of its subsidiaries either now owned or hereafter created.

EVENTS OF DEFAULT:       Usual and customary in transactions of this nature, and
                         to include, without limitation, (i) nonpayment of principal, interest, fees or other amounts, (ii) violation of covenants, (iii) inaccuracy of representations and warranties, (iii) cross-default to other material agreements and indebtedness, (iv) bankruptcy, (v) material judgments, (vi) ERISA, (vii) actual or asserted invalidity of any loan documents or security interests, (viii) Parent engaging in any business or activity other than holding 100% of the common stock of Borrower and other subsidiaries, (ix) the failure of the Parent to own 100% of the issued once outstanding capital stock of the Borrower, or (x)
                         Change in Control of the Borrower.

ASSIGNMENTS/
PARTICIPATIONS:          Each Lender will be permitted to make assignments to
                         other financial institutions approved by the Borrower and the Agent, which approval shall not be unreasonably withheld. Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, and maturity date. An assignment fee of $3,500 is payable by the Lender to the Agent upon any such assignment occurring (including, but not limited to an assignment by a Lender to another Lender).

WAIVERS &
AMENDMENTS:              Amendments and waivers of the provisions of the loan
                         agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than 50% of the aggregate amount of loans and commitments under the Credit
                         Facilities, except that (a) the consent of all the Lenders affected thereby shall be required with respect to (i) increases in commitment amounts, (ii) reductions of principal interest or fees, (iii) extensions of scheduled maturities or times for payment, (iv) releases of all or substantially all collateral and (v) releases of all or substantially all guarantors.

INDEMNIFICATION:         The Borrower shall indemnify the Lenders from and
                         against all losses, liabilities, claims, damages or expenses relating to the Acquisition, their loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlements costs, This indemnification shall survive and continue for the benefit of the Lenders at all times after The Borrower's acceptance of the Lenders' commitment for the Credit Facilities, notwithstanding any failure of the Credit Facilities to close.

CLOSING:                 On or before November 30, 1996.

GOVERNING LAW:           North Carolina.

FEES/EXPENSES:           As outlined in ADDENDUM I

OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Credit Facilities contemplated hereby. The Borrower, the Agent and the Lenders shall each waive their right to a trial by jury.

                                  ADDENDUM I
                               FEES AND EXPENSES


COMMITMENT FEE:          A 50 basis points per annum (calculated on the basis of
                         actual number of days elapsed in a year of 360 days)
                         Commitment Fee calculated on the unused portion of the Credit Facilities shall commence to accrue upon acceptance by the Borrower of the commitment letter to which this term sheet is attached and shall be paid upon execution of a definitive credit agreement and thereafter quarterly in arrears.

UNDERWRITING FEE:        2.5% on the total amount of the facilities payable at
                         Closing.

ADMINISTRATIVE FEE:      $50,000 per annum payable annually in advance.

INTEREST RATES:          The Revolving Credit Facility and Tranche A Term Loan
                         Facility shall bear interest at a rate equal to LIBOR plus 250 bps or the Alternate Base Rate (defined as the higher of (i) the NationsBank prime rate and (ii) the Federal Funds rate plus 1/2%) plus 150 bps; provided, that if during the 180 day period following the Closing, any breakup costs, charges or fees incurred with respect to LIBOR loans on account of the syndication of the Credit Facilities, the Borrower shall immediately reimburse the Agent for any such costs charges or fees. Such right of reimbursement to be in addition to and not in limitation of customary cost and yield protection.

                         The Borrower may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability.

                         A penalty rate shall apply on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.

PERFORMANCE PRICING:     The LIBOR and Alternate Base Rate margins for the
                         Revolving Credit Facility and the Tranche A Term Loan
                         Facility will be subject to performance pricing step-downs commencing twelve months from closing , based upon the Borrower's Funded Debt to EBITDA, to be mutually agreed upon.

COST AND YIELD
PROTECTION.              The usual for transactions and facilities of this type,
                         including, without limitation, in respect of prepayments, changes in capital adequacy and capital requirements or the interpretation, illegality, unavailability, reserves without proration or offset.

LETTER OF
CREDIT FEES:             Letter of credit fees are due quarterly in arrears to
                         be shared proportionately by the Lenders. Fees will be equal to the interest rate spread on LIBOR loans on a per annual basis plus a fronting fee of 1/4% per annum to be paid to Fronting Bank for its own account. Fees will be calculated on the aggregate stated amount for each letter of credit for the stated duration thereof.

EXPENSES:                Borrower will pay all reasonable costs and expenses
                         associated with the preparation, due diligence, administration, syndication and enforcement of all documents executed in connection with the Credit
                         Facilities, including without limitation, the legal fees of the Agent's counsel regardless of whether or not the Credit Facilities are closed.

NATIONSBANK

                                October 1, 1996


CGW Southeast Partners III, L.P.
Suite 210
12 Piedmont Center
Atlanta, Georgia 30305

Re: Commitment Letter, dated October 1, 1996, among CGW Southeast Partners III, L.P., NationsBank of Texas, N.A., ("NationsBank") and NationsBanc Capital Markets, Inc. ("NCMI")

Ladies & Gentlemen:

This letter is delivered to you in connection with the above referenced Commitment Letter (the "Commitment Letter") regarding arrangement and syndication of credit facilities in an aggregate principal amount of $70 million (the "Credit Facilities") for the purpose of financing the proposed acquisition by the Investor Group through an indirectly wholly-owned subsidiary (the "Borrower") of specified assets of and specified liabilities of the Gorges/Quick-to-Fix Foods division of Tyson Foods, Inc. (the "Acquisition") . A summary of proposed terms relating to the Credit Facilities is attached to the Commitment Letter (the "Term Sheet"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Commitment Letter and the Term Sheet. In connection with, and in consideration of the agreements contained in the Commitment Letter, the Borrower agrees with NationsBank and NCMI as follows:

     1.   Underwriting Fee:  The Borrower will pay to NationsBank for its own
          -----------------
account, a fee of 250 bps on the entire amount of the Credit Facilities. Such fee shall be for underwriting, structuring and syndicating of the Credit Facilities and shall be due and payable upon the earlier of the closing of the Credit Facilities or the consummation of the Acquisition.

     2.   Administrative Fee.  The Borrower will pay an annual administrative
          ------------------
fee of $50,000 to NationsBank, for its own account as Agent for the Banks under the Credit Facilities, annually in advance on the date of closing of the Credit Facilities and on each anniversary date thereafter, until the Credit Facilities terminate.

If the foregoing is in accordance with your understanding, please sign and return the enclosed duplicate copy of this letter.

With best regards,

Very truly yours,

NATIONSBANK OF TEXAS, N.A.

By:  /s/
   -------------------------------
Title:  Vice President
      ----------------------------

NATIONSBANC CAPITAL MARKETS, INC.

By:  /s/
   -------------------------------
Title:  Vice President
      ----------------------------

Accepted and agreed to as
of the date first above
written:

CGW SOUTHEAST PARTNERS III,
L.P.

By:  CGW Southeast III, L.L.C.,
     Its General Partner

By: /s/ William A. Davie
   -----------------------------
Title:  Partner
      --------------------------
Date:  10/3/96
     ---------------------------

                                   EXHIBIT C
                                   ---------
                     FORM OF TRANSITION SERVICE AGREEMENT
                     ------------------------------------

                         TRANSITION SERVICES AGREEMENT


          THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is executed and made effective this ________ day of November, 1996, by and between TYSON FOODS, INC., a Delaware corporation ("Tyson"), and GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation ("Buyer").

          WHEREAS, prior to the date hereof, Tyson owned and operated as a division its beef further processing operations under the name of Gorges/Quik-to-Fix Foods (the "Business"); and

          WHEREAS, pursuant to that certain Asset Purchase Agreement by and among Tyson, certain subsidiaries of Tyson and Buyer dated October 17, 1996 (the "Purchase Agreement"), Tyson has sold and/or caused to be sold to Buyer substantially all of the assets of the Business; and

          WHEREAS, as a material inducement to Buyer to enter into the Purchase Agreement, Tyson has agreed to provide certain services to Buyer relating to the Business on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  DESCRIPTION OF SERVICES.  Subject to the terms and provisions of
              -----------------------
this Agreement, Tyson shall provide Buyer with those services with respect to the operation of the Business as set forth on EXHIBITS A through C hereto (the "Services"). Tyson shall supply all personnel and all equipment, software, office supplies and other materials necessary or required for Tyson to perform such Services to the standards and upon the terms set forth herein; provided, however, that in performing such Services (i) Tyson may utilize any of Buyer's personnel who were utilized in providing the Services to the Business immediately prior to the date hereof and any equipment, software, office supplies and other materials which constitute a part of the Purchased Assets (as such term is defined in the Purchase Agreement), and (ii) Tyson shall not be required to hire additional personnel or acquire additional equipment, software, office supplies or other materials from that used in providing the Services to the Business immediately prior to the date hereof (except that Tyson will restock and replenish office supplies and other materials as necessary).

          2.  TERM OF SERVICES.  Tyson shall provide the Services for the period
              ----------------
commencing on the date hereof and ending on the first anniversary of the date hereof, subject to earlier termination of this Agreement and Tyson's obligations hereunder as to all or a portion of the Services, as set forth in Section 8 hereof.

          3.  CONSIDERATION FOR SERVICES.  During the period beginning on the
              --------------------------
date hereof and ending on the 180th day after the date hereof (the "Initial Period"), Tyson shall provide the Services at no cost to Buyer, the parties acknowledging and agreeing that such Services are being provided as part of the consideration for Buyer's agreements under the Purchase Agreement. For any Services provided after the Initial Period, Buyer shall pay Tyson an amount for such Services as the parties shall agree upon, and each party shall negotiate in good faith to agree upon a reasonable amount; provided, however, that if the parties are not able to agree upon such an amount, Buyer shall pay to Tyson $120,000 per calendar month for each calendar month in which all of the Services are provided hereunder, it being the intent of the parties that such amount be prorated if less than all of the Services are provided hereunder during such month. In the event that, either during the Initial Period or after, Buyer requests Tyson to increase the type or level of the Services beyond that which was provided to the Business immediately prior to the date hereof, Buyer and Tyson shall negotiate in good faith to determine a reasonable fee for such increase which Buyer shall pay to Tyson therefor; provided, however, that Tyson shall be under no obligation to provide any such increase in Services unless a mutual agreement is reached with respect thereto. Any monthly amount payable as provided in the preceding sentence shall be pro rated for any partial month.

          4.  TERMS OF PAYMENT.  With respect to any Services for which payment
              ----------------
is required pursuant to Section 3 above, Tyson shall submit in writing invoices covering said charge to Buyer hereunder not later than twenty (20) days following the end of the calendar month in which such Services are provided. Payment shall be made no later than thirty (30) days after the invoice date.

          5.  METHOD OF PAYMENT.  All amounts payable by Buyer for any Services
              -----------------
shall be remitted to Tyson in United States dollars to a bank to be designated in the invoice or otherwise in writing by Tyson, unless otherwise provided for and agreed upon in writing by the parties.

          6.  COORDINATORS.  Each party shall appoint one individual who shall
              ------------
serve as a contact person for purposes of communicating with the other party and carrying out this Agreement, and who shall be authorized to act on behalf of his or her respective party as to matters pertaining to this Agreement. Effective upon execution of this Agreement, such coordinators shall be as set forth in
SCHEDULE 1 hereto. Each party shall notify the other in writing as to the name, address and telephone number of any replacement for such designated coordinator.

          7.  PERFORMANCE STANDARDS.  Tyson will provide each Service to Buyer
              ---------------------
at the same levels of quality and timeliness of performance as Tyson achieved in providing like or similar Services to the Business immediately prior to the date hereof. In any event, all Services will be provided consistent with Tyson's past practices.

     8.   LIABILITY; INDEMNIFICATION.
          --------------------------

          (a) Except to the extent provided in Sections 8(b) and 8(c) below, nothing in this Agreement is intended to impose upon Tyson, and Tyson does not assume pursuant to this Agreement, any of the risks associated with operation of the Business after the date hereof, including, without limitation, product quality and liability therefor. Except as provided elsewhere in this Section 8 or in Section 3 hereof, neither party shall have any liability to the other party for any Losses (as defined in Section 8(d) below) incurred by such other party in connection with this Agreement or the performance of either party's obligations hereunder, whether such claim of liability arises in an action at law or in equity, and whether such claim sounds in contract or tort or otherwise.

          (b) Buyer agrees to indemnify, defend and hold harmless Tyson and its officers, directors, shareholders, controlling persons, affiliates and representatives (the "Tyson Indemnitees"), and each of them, from, against, for and in respect of any and all Losses suffered or incurred by a Tyson Indemnitee and resulting from, based upon or arising out of the provision of Services under this Agreement, other than Losses resulting from, based upon or arising out of any intentional breach of this Agreement by Tyson or the fraud, gross negligence or willful misconduct of Tyson in connection with the performance of its obligations under this Agreement.

          (c) Tyson agrees to indemnify, defend and hold harmless Buyer and its officers, directors, shareholders, controlling persons, affiliates and representatives (the "Buyer Indemnitees"), and each of them, from, against, for and in respect of any and all Losses suffered or incurred by a Buyer Indemnitee and resulting from, based upon or arising out of any intentional breach of this Agreement by Tyson or the fraud, gross negligence or willful misconduct of Tyson in connection with the performance of its obligations under this Agreement.

          (d) For purposes of this Agreement, a "Loss" shall mean any action, suit, proceeding, claim, cost, damage, expense, liability, loss or obligation, including but not limited to, interest or carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the collection, prosecution and defense of actions or claims and amounts paid in settlement pursuant to the terms of this Agreement, that may be imposed or otherwise incurred or suffered by the specified person (but a "Loss" shall not include consequential, speculative or punitive damages unless asserted by a third party).

     9.   TERMINATION.  This Agreement shall terminate on the first anniversary
          -----------
of the date hereof, but may be terminated earlier in accordance with the following:

          (a)  upon the mutual written agreement of the parties;

          (b)  as to any Service provided hereunder, upon the lapse of fifteen
(15) days after Buyer has notified Tyson to cease providing such Service;

          (c) by either Tyson or Buyer for material breach of any of the terms hereof by Buyer or Tyson, as the case may be, if the breach is not corrected within thirty (30) days after written notice of breach is delivered to the defaulting party;

          (d) by either Tyson or Buyer forthwith, upon written notice to Buyer or Tyson, as the case may be, if Buyer or Tyson, as the case may be, shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy.

Upon any such termination, Tyson shall be compensated for all Services performed to the date of termination in accordance with the provisions of this Agreement.

     10.  FORCE MAJEURE.  Any delays in or failure of performance by Tyson shall
          -------------
not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of Tyson, including, but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any causes, whether or not of the same class or kind as those specifically named above, which are not within the reasonable control of Tyson, and which by the exercise of reasonable diligence, Tyson is unable to prevent.

     11.  CONFIDENTIALITY.  Any and all information which is not generally
          ---------------
known to the public which is exchanged between the parties in connection with this Agreement, or which is directly or indirectly obtained by one party from the other in connection with the performance of Services hereunder, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the written consent of the other party. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its officers and employees. Confidential information shall not include any information (i) which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations or (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or any national stock exchange. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 11 and that the non-breaching party shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available hereunder, at law or in equity, to the non-breaching party. The provisions of this section shall survive the termination of this Agreement.

     12.  INDEPENDENT CONTRACTOR STATUS.  Tyson shall be deemed to be an
          -----------------------------
independent contractor to Buyer. Nothing contained in this Agreement shall create or be deemed to create an employment, agency, joint venture or partnership relationship between Buyer and Tyson.

     13.  ARBITRATION.  If a dispute, controversy or claim arises out of or in
          -----------
connection with the terms and conditions of this Agreement, it shall be submitted to binding arbitration which shall be conducted as follows: (a) the arbitrator shall be an independent third party knowledgeable of the beef further processing and distribution industries and mutually satisfactory to Buyer and Tyson; (b) the arbitrator, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (c) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date such arbitration is commenced and shall be final and binding on the parties hereto; and (d) all arbitration proceedings shall be conducted in English in a location mutually agreed upon by the parties.

     14.  AMENDMENT AND WAIVER.
          --------------------

          (a) This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon Tyson only if set forth in a writing executed by Tyson, and any such amendment or waiver will be binding upon Buyer only if set forth in a writing executed by Buyer.

          (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     15.  NOTICES.  Except as otherwise expressly set forth in this Agreement,
          -------
all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or by documented overnight delivery service, or sent by telecopy, telex, or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail, return receipt requested. Notices, demands and communications to Buyer or Tyson will, unless another address is specified in writing, be sent to the address indicated below:

     If to Tyson, to:         Tyson Foods, Inc.
                              2210 Oaklawn Drive
                              P.O. Box 2020
                              Springdale, Arkansas 72765-2020
                              Attn:  John H. Tyson
                              (501) 290-4000
                              (501) 290-4028  (FAX)

     With a copy to:          Tyson Foods, Inc.
                              2210 Oaklawn Drive
                              P.O. Box 2020
                              Springdale, Arkansas 72765-2020
                              Attn:  David L. Van Bebber, Esq.
                              (501) 290-4000
                              (501) 290-7967  (FAX)

     If to Buyer, to:         Gorges/Quik-to-Fix Foods, Inc.
                              c/o Cravey, Green & Wahlen
                              Suite 210
                              Twelve Piedmont Center
                              Atlanta, Georgia 30305
                              Attn:  Bill Davies
                              (404) 816-3255
                              (404) 816-3258  (FAX)

     With a copy to:          Alston & Bird
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309-3424
                              Attn: Sidney J. Nurkin, Esq.
                              (404) 881-7000
                              (404) 881-7777  (FAX)

     16.  ASSIGNMENT.  This Agreement and all of the provisions hereof will be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without prior written consent of the other party; provided, however, that Buyer may assign its rights hereunder to any lender to Buyer upon the condition that such lender may only exercise any of Buyer's rights hereunder if Buyer is then and continues to be in default under any credit agreement with such lender.

     17.  SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     18.  NO THIRD PARTY BENEFICIARIES.  This Agreement does not create any
          ----------------------------
rights in any person or party who is not a party to this Agreement.

     19.  NO STRICT CONSTRUCTION.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     20.  SECTION HEADINGS.  The headings of sections contained in this
          ----------------
Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to sections or subsections refer to the corresponding sections and subsections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement and the Exhibits and Schedule hereto as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereinabove," and "hereinbelow," and words of similar import, refer to this Agreement as whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

     21.  COMPLETE AGREEMENT.  This document and the documents referred to
          ------------------
herein or attached hereto contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     22.  GOVERNING LAW.  The substantive law (and not the law of conflicts) of
          -------------
the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     23.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts (including by means of FAXed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     24.  DEFINED TERMS.  Any capitalized term used but not defined herein
          -------------
(including in the Exhibits hereto) shall have the meaning set forth in the Purchase Agreement.


                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                         TYSON FOODS, INC.,
                         A DELAWARE CORPORATION

[Corporate Seal]

                         By:____________________________

                         Name:__________________________

                         Title:_________________________



                         GORGES/QUIK-TO-FIX FOODS, INC.,
                         A DELAWARE CORPORATION

[Corporate Seal]

                         By:____________________________

                         Name:__________________________

                         Title:_________________________

                                  SCHEDULE 1

                             INITIAL COORDINATORS


FOR TYSON:

     Name:       Matt Venable

     Address:    Tyson Foods, Inc.
                 2210 Oaklawn Drive
                 Springdale, Arkansas  72765

     Phone:      (501) 290-5709

     Fax:        (501) 290-7908

FOR BUYER:


     Name:       J. David Culwell

     Address:    9330 LBJ Freeway
                 Suite 1055
                 Dallas, TX  75243

     Phone:      972-497-1033

     Fax:        972-994-1510

                                   EXHIBIT A

                   COMPUTER PROCESSING, ACCOUNTING, REPORTS,
              SCHEDULING, CUSTOMER SERVICE AND RELATED FUNCTIONS



STATEMENT OF INTENT

It is the intent of this agreement that Buyer be provided computer processing and related business services necessary to operate the Business on an ongoing basis, including but not limited to information systems support, computer processing time, telecommunications access, reporting, documentation, training, functional and technical support, interim processing of transactions, online access and others.

Detailed system and process requirements not specified in this document but necessary for ongoing operations of Buyer will be considered included in this agreement by this statement of intent.

Services described by this agreement are defined according to the time periods covered, and include Transition, Conversion, and Post Conversion Support services. In some cases, the time periods overlap.

 .    Transition includes all time from moment of Closing to the point at which
     ----------
     the last remaining application is converted, and focuses on those services necessary to operate Buyer as a going concern in the absence of its own established systems and processes.

 .    Conversion includes all time from the point at which conversion planning
     ----------
     begins for the first application up to and including the point at which the last remaining application is converted to Buyer. The focus of conversion services is on those services necessary to convert existing Tyson systems and processes being run on behalf of Buyer to Buyer's own systems and processes.

 .    Post Conversion Support includes all time from the point at which an
     -----------------------
     application is converted to Buyer systems to a point in time 60 days after conversion date for that application. Each application will have a Post Conversion Support period.

The terms "routine," "normal," and "reasonable" used throughout this document in relation to Tyson services connote a level of service and performance that Tyson management would expect of its own service departments.

SERVICES PROVIDED DURING TRANSITION
-----------------------------------

DATA PROCESSING

  Applications

Application processing will be performed for the following applications in support of the locations listed with an X. Table 1 is intended to represent actual application processing services provided on the date of sale.

This service includes the appropriate handling and processing of all inbound inputs, timely processing of inputs and printing and distribution of outputs according to normal business priority.

                                    TABLE 1

                       TABLE OF APPLICATIONS BY LOCATION
                       ---------------------------------

APPLICATIONS                          GARLAND     HARLINGEN      SIOUX    ORANGE
------------                          -------     ---------      -----    ------
                                                                 CENTER   CENTER
                                                                 ------   ------
DECISION SUPPORT SYSTEMS
------------------------
Executive Information System          X           X              X        X
(EIS)

PLANT SYSTEMS
-------------
Maintenance Management                X           X              X        X
 System
SIM/RF                                X           X              X        X
Production Planning and               X           X              X        X
 Scheduling

WORKERS COMPENSATION                  X           X              X        X
--------------------

SOE/INV/TRK
-----------
Sales Order Entry (SOE)               X           X              X        X
Inventory/Warehouse Mgmt              X           X              X        X
 (INV/WMS)
Trucking                              X           X              X        X
MTP                                                              X        X

FINANCIAL SYSTEMS AND HR
------------------------
SYSTEMS
-------
Purchasing Management                 X           X              X        X
Vehicle Management                    X           X              X        X
Materials Management                  X           X              X        X
Vendor Application                    X           X              X        X

GLM - General Ledger                  X           X              X        X
FAM - Fixed Assets                    X           X              X        X
CPM - Capital Project / CIR           X           X              X        X
APM - Accounts Payable                X           X              X        X
DAS - Deduct Admin                    X           X              X        X
Payroll                               X           X              X        X
*Insurance Benefits (per              X           X              X        X
 Buyer's instructions)
*Cyborg HR System                     X           X              X        X
*Time and Attendance                  X           X              X        X
*Garnishments                         X           X              X        X
*Credit Union                         X           X              X        X
*Vision                               X           X              X        X
*TALX                                 X           X              X        X
*Cobra                                X           X              X        X
*PersMaster                           X                          X        X


AS/400                                X           X              X        X
------
Product Specification                                            X        X
Bill of Materials                                                X        X
Production Line Scheduling                                       X        X
Product Costing                                                  X        X
Lab Test Tracking                                                X        X
Blender System                                                   X        X
Materials Management                                             X        X
Attendance Management                                            X        X

NOTES TO TABLE 1:

 .    Product specifications that have been converted to the new system should be available in acceptable format to be dumped to tape for conversion purposes.

 .    The EIS system includes access to (in hard copy report form and not on-line access) margin reports, cost accounting, fixed assets, inventory, and all other data normally provided as part of this system.

 .    Lab tests and other data recorded on paper are considered to be data and are transferable to Buyer.

 .    The PC-based Excel pricing system in marketing will be made available on magnetic media along with authorization for its use and support in its use from those within Tyson with knowledge of the system.

 .    The AS/400 applications are not currently in use at Garland and Harlingen.
     However, both plants have access to the systems should they choose to use them, and access to these systems will continue through transition.

 .    Each of the applications indicated by an asterisk (*) relates to human resources/employee functions. With respect to these applications, Buyer will provide Tyson with Buyer's preferred practices and policies, and the parties will mutually determine a reasonable and practical method by which Tyson will provide Services for Buyer in these application areas.

HARDWARE AND SOFTWARE

Hardware and software systems physically located in the four Facilities are to be transferred to Buyer with the sale, and become property of Buyer, including any third-party support agreements that are in place as of the date of sale, including but not limited to the hardware and software shown in Table 1, except any software that is proprietary to Tyson. Also, any hardware or software at Tyson that is being stored on behalf of any of the Facilities, or is under repair at any other facility or vendor, or for any reason is not located on site but is the rightful property of one of the four Facilities, becomes property of Buyer on the date of sale and should be transferred to Buyer in a timely manner. Computer hardware and software, including but not limited to laptop/notebook computers, in use by employees transferring to Buyer, regardless of whether they are located at one of the four Facilities, will be transferred to Buyer.

PROCESS SERVICES

During the Transition period, there will be a need for certain business processes to be performed by Tyson on behalf of Buyer. This will, in many cases, require the commitment of Tyson resources (i.e. personnel) to perform the duties described below. Some changes may be made by Buyer to daily duties and responsibilities of those processing transactions on behalf of Buyer in order to facilitate the transition.

As a condition of the sale, Tyson has agreed to provide process support for many of the business functions necessary to continue smooth and efficient processing, delivery, and accounting for customer orders and payments. It is the intent of this agreement that Tyson employees acting on behalf of Buyer will do so in a manner consistent with Tyson standards of operations and customer care, notwithstanding exceptions expressly designated by Buyer.

In order to facilitate the transition of processes from Tyson employees to Buyer employees, Buyer may require changes to processes that require more or less of Tyson employee(s) time and effort. Also, toward this end, Tyson agrees to provide training to Buyer employees in various areas including but not limited to customers, products, shipping/delivery requirements, brokers, salesmen, and other critical functions. The training may occur either at Tyson headquarters or at Buyer, as designated by Buyer.

Implicit in this agreement is access by trainees to personnel and records located at Tyson headquarters, for periods of time to be mutually agreed upon, but not less than is reasonable for training purposes.

The functions to be provided by Tyson during the transition period include, but are not limited to, the following:

     BILLING/INVOICING
          Responsible Party- Dede Kendrick, Billing Supervisor

          Includes but not limited to invoice processing, exception handling, bursting, decollating, preparing for mailing and mailing, and all accounting and reporting processes required for adequate control. Buyer will have the option of printing locally at the Garland Facility any or all of the billing/invoicing forms and reports.

     PAYROLL PROCESSING
          Responsible Party - Mark Hayre, Payroll Manager

          Plant sites will continue to gather time and attendance locally using automated means for hourly and some clerical positions. Tyson will provide full payroll processing services including printing and delivery of checks and remittances, and the facilitation of direct deposit where appropriate. Line and clerical personnel will be paid weekly or 52 times per year. Management/salaried personnel will be paid biweekly or 26 times per year. Monthly payroll exceptions will be converted to biweekly. Buyer will provide stock forms for checks and remittances.

          Buyer will choose its own benefits provider, and will direct Tyson as to the appropriate deductions and payments to be made for each payroll period.

          401k deductions will be terminated as of date of sale, as will any applicable stock purchase programs.

          The Human Resources department at Tyson will provide reasonable assistance to Buyer's Human Resources department in preparing the targeted jobs tax credits and other government program data.

          Buyer will set up a separate transaction account for payroll processing.

     ACCOUNTS PAYABLE
          Responsible Party -Rick Steichman, A/P Manager

          Tyson will provide accounts payables processing and check printing and mailing. Buyer will continue to use payables clerks at the plant locations to match invoices with purchase orders and receiving documents, and key the payables data into the system.

          Sales and marketing and other miscellaneous expense data will be collected and keyed at the Garland Facility.

     ACCOUNTS RECEIVABLE/CASH APPLICATION/CREDIT
          Responsible Party - Joyce Harrelson, A/R Supervisor

          Subject to the Collection Agreement (as defined in the Purchase Agreement), Tyson will support Buyer by providing system support and reporting for facilitating accounts receivable management, the application of cash to open invoices, and the setting and managing of credit and credit limits and exceptions. Buyer will assume appropriate management decisions associated with credit processes including granting initial credit and setting and changing credit limits.

          Tyson will continue to support lockbox processing, and has agreed to provide separate lockbox processing at NationsBank of Dallas, Texas.

     GENERAL LEDGER PROCESSING
          Responsible Party - Jim Beaty, Accounting Manager

          Tyson will provide full general ledger processing for Buyer as a separate company. Buyer will be granted authorization to make all necessary entries to the general ledger including adjusting entries, reclassifications, prior and current period adjustments, etc. Buyer may make changes to the chart of accounts as required, subject to the reasonableness of the request and Tyson's standard procedures.

     BANK RECONCILIATION
          Responsible Party - Jim Beaty, Accounting Manager

          Bank reconciliation will occur at Buyer, and Tyson will provide Buyer original documents concerning deposits, statements, lockbox listings, system reports, etc., necessary to perform full account reconciliation.

     SALES ORDER ENTRY/INVENTORY MANAGEMENT
          Responsible Party - Jamia Fields, Manager, Sales Support

          Sales order entry will require Tyson employees to be staffed as needed to process orders in a timely fashion. These employees will be resident in Tyson facilities and remain as Tyson employees, and may be asked to perform related duties including pricing, deductions processing, expediting, product prorating, electronic data interchange orders (EDI), responding to bids, program paying processing, promotions, and other duties as reasonably requested by Buyer.

          Buyer will set prices and maintain the products and prices in the system. Sales Order clerks will require a separate Purchase Order number for Beef and Pork orders.

          Buyer may, at its option, change the 1-800 inbound telephone number used for beef and pork telephone orders. Buyer shall be responsible for the cost of such change, and Tyson will accommodat this change should it occur while orders are still being taken at Tyson headquarters at Springdale.

     PRICING
          Responsible Party - Stacy Jaycox,  Pricing Supervisor

          A Tyson employee to be mutually determined will act as Pricing Coordinator to verify order prices and publish/distribute price schedules for Buyer, with all price information to be determined by Buyer.

     TRAFFIC/TRANSPORTATION
          Responsible Party - Bryan McDuffie, Director of Distribution

          Tyson will continue to provide services related to truckload building and the contracting of carriers for delivery of Buyer product to customer and distributor locations. Tyson will also provide at the request of Buyer intra-and interstate transfers of inventory.

     INVENTORY AND WAREHOUSE MANAGEMENT, SALES ACCRUAL TRACKING
          Responsible Party - Marty Bryan, Director Sales and Distribution Accounting

          Buyer will continue to maintain regular and consigned inventory in public and privately owned warehouses currently in use and at additional locations designated by Buyer. Tyson will transfer all Buyer inventory to accounts in Buyer's name at all inventory locations. Buyer will be responsible for determining levels of inventory to be held at each location.

          It is understood by both parties that Buyer will establish its own distribution network during the transition period, and may request changes in process and procedure that will facilitate the transition.

          Sales accrual tracking data will also be provided to Buyer on a regular basis.

          With respect to Sales Order Entry/Inventory Management, Traffic/Transportation and Inventory and Warehouse Management, Sales Accrual Tracking, Tyson shall continue to provide for all of Buyer's products and customers all services that Tyson currently performs in connection with the Business with respect to receiving, entering and processing customer orders; scheduling production, storage and distribution of products; providing customer service; and generally performing logistical services. Without limiting the generality of the immediately preceding sentence, Tyson will provide for Buyer to maintain such regular and consigned inventory, in such amounts that Buyer shall determine, in warehouses or other storage facilities which are either owned or leased by Tyson or its subsidiaries and routinely used by Tyson or its subsidiaries in conneciton with the Business. The parties expressly agree, however, that the costs for the transportation and storage of products shall be at Buyer's expense, and Buyer shall pay the charges of any third-party provider of such services that is scheduled by Tyson, or reimburse Tyson if it provides such services (at rates that are reasonable and comparable to rates charged by other providers in the marketplace and consistent with past practices for the Business and for other Tyson business units).


     TAX REMITTANCE
          Responsible Party - Kevin Griffin, Director of Taxation

          Tyson will remit sales and use taxes, payroll withholding taxes, and supervise Buyer's selected agents in remittance of unemployment insurance taxes to any and all taxing jurisdictions where such taxes are due and payable. Buyer will provide Tyson with the applicable Power of Attorney to perform these tasks.

Buyer reserves the right to access the Tyson records, files, data, and personnel associated with the functions listed above for the purpose of performing routine inspection and audits.

FORMS

Certain of the business functions listed above will require either new or changes to existing computer printed forms, letterhead, invoices, and other consumable items. Tyson agrees to make system changes to printed forms and external reports to reflect new names and identifiers for Buyer. Buyer will provide Tyson with those preprinted forms necessary to conduct business under the new company name.

PRODUCTION OF REPORTS

Timing

     Reports will be produced for Buyer on a timely basis and will be accurate and free from defects as normally and routinely provided to Tyson management.

Delivery of reports

     Reports will be delivered using normal and routine processes as defined by those processes to deliver reports used in the months up to and including the date of sale. This should include shipping reports to Buyer headquarters in Garland, TX, and/or directly to the other three Facilities as defined by normal and routine use.

ACCESS TO INFORMATION DATABASES

Online-databases

     The telecommunications network will be available to Buyer 24 hours each day, seven days per week through the final post conversion support period. Online access, to the extent that it is provided on the date of sale, to all databases related to or incidental to the applications listed in Table 1, will be provided to Buyer employees using routine access policies and procedures. New employees will be granted access in a timely manner, and terminated employees will have access removed in a prudent and reasonable timeframe. Response times and uptimes will be reasonable and will be no worse than response times and uptimes provided to Tyson employees.

     Additionally, Tyson will provide additional terminals and necessary telecommunications to increase the number of available terminals at the Garland, TX , Facility to a total of 15. Charges for this additional service level will be paid by Buyer. The response times to all sites should be maintained at levels incurred prior to the sale.

Archived databases

     Access to archived data for three years prior to the date hereof, will be granted to Buyer employees for the purposes of accessing prior period information. Access, information, reports, and technical assistance will be provided in a timely manner.

Hardcopy databases

     To the extent that hardcopy data exist and related to the ongoing business of Buyer, Tyson will provide access and/or a copy of such databases to Buyer for use at their discretion.

HISTORICAL INFORMATION

Tyson will maintain three years historical data related to Buyer during the transition period, at which time it will make historical data available to Buyer. Access to historical information during the transition period will be granted to Buyer employees in a manner consistent with that prior to the sale. Reports of historical information will be produced according to routine business practices at Tyson, and distributed to Buyer in a timely manner.

SYSTEM MAINTENANCE

Enhancements

     Enhancements to current system processes will be made through routine business procedures currently in process at Tyson, with Tyson providing a number of hours of maintenance development per month at a level consistent with past practices. Unused maintenance hours in any given months will carry over to the following months. Enhancements and additional maintenance hours requested by Buyer in excess of 100 will be billed as contemplated in
     Section 3 of this Agreement.

Correction of "bugs"

     From time to time, software applications fail to perform as designed for various reasons. Tyson will apply routine business practices toward correcting software "bugs" in a timely fashion and will prioritize the correction effort in a manner consistent with standards used at Tyson. There will be no charges for or limits to the effort of Tyson on behalf of Buyer systems toward correcting system deficiencies defined as "bugs".

Development

     Buyer will make every effort to limit the need for development of new functionality to software application development during the transition period. However, should the need arise, Tyson will apply its routine business procedures and policies in establishing priority for development requested, and Buyer will agree to pay charges related to development as contemplated in Section 3 of this Agreement.

USER SUPPORT

Functional

     Functional support is defined as providing expertise to Buyer system users in answering questions related to how application software works. Functional support will be provided by Tyson to Buyer employees during the transition, conversion and post conversion support periods in a manner consistent with standard Tyson procedures. This will include help desk and phone support and research requests made by Buyer employees.

Technical

     Technical support is defined as providing expertise and corrective services to problems related to application processing that transcend software functionality. An example would be in the area of telecommunications, i.e. a terminal is "down," but the software appears to be working elsewhere in the company. Technical support will cover any and all requests of a technical nature to restore the system to normal operating mode. To the extent that the technical problem is determined to reside with equipment owned entirely by Buyer, or related to a specific Buyer location, Tyson will help facilitate Buyer employees resolving the issue. During the conversion and post conversion support periods, technical support requests from Buyer will be given the priority necessary to facilitate such conversion.

Training

     Tyson will provide system, application, functional and technical training to Buyer employees to the extent that such training is not provided under contract by a third party vendor. This training will be mutually determined, and timing of delivery will be coordinated with Tyson. Due to the fact that most of the packaged software in place at Tyson has been heavily modified, Tyson will be responsible for training of packaged software as well as software that is developed in-house.

ACCESS TO THIRD PARTY PROVIDERS

In many cases, Tyson has contracted with outside or third party providers for software, hardware, telecommunications, functional and technical training and support. To the extent that any service provided to Buyer during the transition period involves a third party provider, Tyson will grant access to and use of that provider to Buyer employees as if they were employees of Tyson. Buyer will make every effort to rely on third party providers to answer questions and receive support. All contact by Buyer with such third party providers shall be only with Tyson's prior knowledge and approval.

DISASTER RECOVERY

Tyson will provide disaster recovery services necessary to support Buyer during the transition period such that Buyer may resume operations in a reasonable timeframe following a disaster. Disaster recovery plans and systems in place as of the date of Closing, including but not limited to off-site processing sites, contracts to provide disaster recovery services, telecommunications services, and others, will be presumed to cover and include Buyer during the transition period and extending through the conversion period. Disaster recovery plans, policies and procedures will be made available to Buyer, and Buyer employees will be kept updated with regard to changes to disaster recovery plans. Tyson will include, where appropriate, Buyer employees in testing disaster recovery preparedness.

DATABASE ADMINISTRATION

Normal and routine administration of all databases related to the list of applications in Table 1 will continue during the transition period. From time to time, special database administrative actions requested by Buyer will be performed according to established priority and scheduling.

REMOTE ACCESS - EMAIL SYSTEMS

Buyer employees will be allowed all access and maintenance rights associated with use of the corporate electronic mail systems. This will include Tyson maintenance of the associated telecommunications systems and hardware necessary to provide access and availability to all four Buyer locations, and to remotes users such as salesmen who dial-in from time to time.

REPORT WRITER

Access to the various report writing utilities and software applications will remain in use by Buyer employees during the transition period. Printed reports will be delivered with daily printed reports produced by core applications and included with daily shipments/deliveries.

ROUTINE CHANGES TO PRODUCTION SYSTEMS

Buyer will be made aware of all changes to production systems within a reasonable timeframe prior to implementation of such changes. Training, documentation, functional and technical support, and all other services routinely provided to Tyson employees to implement the changes will be made available to Buyer employees in a manner and timeframe conducive to effective implementation.

Tyson will use its best efforts to avoid any changes to production systems that may adversely impact the conversion of any application system listed in Table 1.

SYSTEM DOCUMENTATION

All system documentation currently in existence and that is developed in the future relative to the applications in Table 1 will be made available to Buyer at the same time it becomes available to Tyson employees. Tyson will provide at least one copy per location of all pertinent documentation, and deliver each copy to the individual location. All documentation relevant to Tyson owned systems will be returned promptly following the transition period.

COMPUTER LICENSES

All licenses, contracts, bills of sale, and any other written proof of ownership, right to do business with, right to access, etc., associated with computer hardware, vendor support, telecommunications, written materials, or any other aspect of business associated with Buyer and its acquired assets will be transferred and/or made available to Buyer on date of Closing.


SERVICES PROVIDED DURING CONVERSION
-----------------------------------

Conversion of applications processes from Tyson to Buyer will occur in phases over the course of the transition period. There will be one "conversion" for each of the applications listed in Table 1. Application conversion sequence and timing will be closely coordinated with Tyson, as will the transition of business processes (i.e. cash application). It is the intent of Buyer to make the conversion of all application systems at the earliest possible time while not jeopardizing Buyer's ability to continue successful operation.

Software, hardware, communications and related decisions concerning systems and processes at Buyer will be made by Buyer.

It is the intent of Buyer to secure services from Tyson necessary to perform a successful, timely, accurate conversion or in continuing successful business operations. The parties agree that to the extent that a particular conversion service is not listed in this agreement, but would be required to meet the objectives of Buyer in performing a successful, timely, accurate conversion, and it is reasonable that the service be provided in support of conversion effort, that service will be provided by Tyson, subject to charges to Buyer as contemplated in Section 3 of this Agreement.

TECHNICAL SUPPORT

The first and most important step in conversion is conversion planning. Subject to Section 3 of the Agreement, Tyson will assist with technical support necessary to ensure that all required data is identified and prepared in a format acceptable by the new system. This will include but is not limited to, data mapping (from Tyson to the new system), designing and programming conversion programs, running conversion programs and producing magnetic media to support transferring the data to the new system, and assisting in conversion balancing and reconciliation where appropriate.

File layouts

     Tyson will provide file layouts and field level technical details for all records, forms, data sets and/or databases (for the three-year period prior to Closing) as required to perform data mapping and design of conversion programs.

Tape dumps

     In an effort to perform a successful conversion, Buyer may desire to perform one or more trial runs of the conversion effort prior to performing the actual conversion. This will require Tyson to provide trial run samples of conversion tapes. Tyson agrees to provide these tapes, up to three valid and readable tapes, for each application conversion, on a schedule to be agreed upon by both parties.

Assistance in data mapping

     Data mapping is the process of mapping each data field in the present Tyson systems to data fields in the new Buyer systems. Tyson will participate in data mapping to the extent that assistance is needed concerning various areas of the current systems including but not limited to definitions and formatting of data, chart of accounts, translation of codes, or specific processing routines in the Tyson systems. Tyson will not be expected to participate in understanding fields in the Buyer systems.

Temporary Interfaces

     In the process of converting from one application system to another over a period of time, there will be a need to design, program and implement temporary interface programs that format and transfer data from one application to one or more additional applications. Subject to Section 3 of the Agreement, Tyson will assist with the technical and functional support necessary to design, program and implement necessary conversion programs during the conversion period. Tyson further agrees to continue the operation of the interfaces through the final post conversion period.

Access to functional and technical specialists at Tyson

     As other conversion issues arise, Tyson will provide reasonable and timely assistance concerning functional and technical areas of the current Tyson systems covered in this agreement.

POST CONVERSION:
----------------

After conversion of data from each Tyson application system to Buyer systems, Tyson will maintain the converted system on its computer in a usable format for a period of 60 calendar days. During that period of time, Tyson will continue to provide functional and technical support necessary to resolve conversion issues that arise after data conversion, and support the first month-end closing process of Buyer for each application. At the end of the 60 day period, Tyson may remove data associated with Buyer from computer systems and archived databases.

Tyson will provide reasonable assistance and support during year-end closing process of all application systems listed in Table 1.


OTHER ISSUES
------------

Points of Contact

     Tyson will provide a single point of contact for Buyer to report and coordinate resolution of all issues regarding services provided under this Exhibit A. At least two alternate points of contact will be provided as back up for the primary point of contact. The primary and alternate points of contact together will be available from 8:00 am to 5:00 p.m. each business day, and from 8:00 to 5:00 on each of the three days prior to any application conversion, which may include weekends and holidays.

Notice of planned maintenance and downtime

     From time to time system maintenance must be performed on an "emergency" basis which may cause downtime to the application systems which was not scheduled (unplanned). For purposes of this Agreement, unplanned maintenance or downtime will be defined as any maintenance performed by Tyson in which reasonable notice was not provided to Buyer. Tyson will make every effort to notify Buyer of such maintenance effort prior to the maintenance being implemented, to minimize its adverse impact.

                                   EXHIBIT B

                           KITCHEN AND TEST FACILITY



Tyson will permit Buyer to use Tyson's kitchen, laboratory and other related facilities that are used in connection with product research and development, located at Tyson's Springdale, Arkansas facilities. Tyson will (i) permit Buyer's employees to have full and complete access to such facilities, including access to incidental supplies used in such research and development activities (for example, spices and seasonings), and (ii) provide such Buyer's employees with reasonable support services relating to their research and development activities (including, but not limited to, purchasing supplies and administrative and clerical support).

                                   EXHIBIT C

                                TRAVEL PLANNING



Tyson shall provide for Buyer's employees such business travel planning services as Tyson currently provides for its own employees, which currently is provided through a third-party travel agency. Buyer shall be responsible for all costs of its employees' travel.